                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                         ANCHOR GAMING
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                 ANCHOR GAMING
                            815 PILOT ROAD, SUITE G
                            LAS VEGAS, NEVADA 89119

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 15, 2000

                            ------------------------

    As a stockholder of Anchor Gaming, you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company to be held at 815 Pilot Road, Suite G, Las Vegas, Nevada 89119, on Friday, December 15, 2000, at 10:00 a.m. local time, for the following purposes:

    1.  To elect directors, each for a one-year term.

    2. To approve the Company's 2000 Stock Incentive Plan and stock option and restricted stock grants to directors and executive officers.

    3. To transact such other business as may properly come before the meeting and any adjournment thereof.

    The Board of Directors has fixed the close of business on November 20, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment thereof.

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE DATE, EXECUTE, AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /S/ THOMAS J. MATTHEWS
                                          Thomas J. Matthews
                                          CHAIRMAN, CHIEF EXECUTIVE OFFICER AND
                                          PRESIDENT

Las Vegas, Nevada
November 22, 2000

         YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN PROMPTLY THE
                 ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                                 ANCHOR GAMING
                            815 PILOT ROAD, SUITE G
                            LAS VEGAS, NEVADA 89119

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 15, 2000

                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished to stockholders of Anchor Gaming (the "Company"), for use at the 2000 Annual Meeting of Stockholders to be held at the date, time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, or at any adjournment of the annual meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. A stockholder executing the accompanying proxy has the right to revoke it at any time prior to its being voted by notifying the Secretary of the Company at the above address in writing, executing a subsequent proxy, or attending the meeting and voting in person. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the proxy card. The record date for stockholders entitled to vote at the annual meeting is the close of business on November 20, 2000 (the "Record Date"). The approximate date on which this Proxy Statement and the enclosed proxy are first being sent or given to stockholders is November 22, 2000.

                               VOTING PROCEDURES

    The election of directors will be decided by a plurality of the votes cast. All other matters will be determined by a majority of the votes cast.

    The holders of a majority of all of the shares of stock entitled to vote at the annual meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present, the annual meeting may be adjourned from time to time without further notice, if the time and place of the adjourned meeting are announced at the meeting, until a quorum is obtained.

    Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders to determine the total number of votes cast. Abstentions are not counted as votes for or against any such proposals. Broker nonvotes are not counted as votes cast for purposes of determining whether a proposal has been approved.

    Stockholders are urged to sign the enclosed proxy and return it promptly. All shares represented by a signed proxy, if not previously revoked, will be voted in accordance with the directions on such proxy. If no directions are given to the contrary, the shares of common stock represented by such proxy will be voted FOR the director nominees. The Company does not anticipate that any matters other than those set forth in the accompanying Notice of the Annual Meeting of Stockholders will be presented at the annual meeting. However, if other matters are properly presented at the annual meeting, the proxies named in the accompanying proxy card will vote the shares represented by such proxy card in accordance with their best judgment.

    Only holders of record on the Record Date are entitled to notice of, and to vote at, the annual meeting. The total outstanding capital stock of the Company as of November 20, 2000 consisted of approximately 14,267,042 shares of common stock. Each share of common stock is entitled to one vote.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING

ELECTION OF DIRECTORS

    Effective with the closing of a stock purchase agreement pursuant to which the Company purchased approximately 9.2 million shares of common stock (after giving effect to the two-for-one stock split that was announced on September 25, 2000, made to holders of record as of October 31, 2000 and distributed on November 15, 2000, the "Stock Split"), from members of the Fulton family and their affiliates, Stanley E. Fulton, and his son and daughter, Michael B. Fulton and Elizabeth Fulton Jones resigned from the Board of Directors. Also at such time, the Board of Directors elected Thomas J. Matthews and Joseph Murphy to the Board of Directors, and named Mr. Matthews Chairman. The current number of members of the Board of Directors is five. Members of the Board of Directors serve for terms that expire at the 2000 annual meeting or when a successor is elected and qualified. The election of directors will be decided by a plurality of the votes cast. The Company anticipates that upon election of the five nominees listed below, the number of positions on the Board of Directors will be reduced to five, eliminating the one remaining vacancy.

    The five nominees for director are Stuart D. Beath, Richard R. Burt, Glen J. Hettinger, Thomas J. Matthews and Joseph Murphy. The Board believes that the nominees will be available and able to serve as directors. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, the Board may reduce the number of directors to eliminate the vacancy, or the Board may fill the vacancy at a later date after selecting an appropriate nominee. Information with respect to the nominees is set forth in the section of this proxy statement entitled "Management--Directors and Executive Officers."

            THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE "FOR"
               EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

APPROVAL OF THE 2000 STOCK INCENTIVE PLAN; OPTION AND RESTRICTED STOCK GRANTS TO
                 EXECUTIVE OFFICERS; OPTION GRANTS TO DIRECTORS

    In connection with the purchase of the Fulton family shares described above, the Board of Directors determined that it was important to the future success of the Company to retain a management team with the capacity to lead the Company into the future. In order to provide a compensation package that would replace existing short-term agreements and to provide for a compensation system that would align the interests of management with those of the stockholders, the Board of Directors and the Special Committee charged with evaluating the Fulton transaction adopted the Anchor Gaming 2000 Stock Incentive Plan; made grants of options and restricted stock thereunder; and entered into employment agreements with key employees and officers of the Company.

    EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS. In connection with the closing of the transaction with the Fulton family, the Company entered into employment agreements with the persons listed below to serve in the capacities indicated. The terms of the employment agreements are described in this proxy statement under the caption "Executive Officer Employment Agreements."

NAME                                                          TITLE
----                                        ------------------------------------------
Thomas J. Matthews .......................  Chairman of the Board, Director,
                                              President and Chief Executive Officer
Joseph Murphy ............................  Vice President,
                                              Chief Operating Officer--
                                              Gaming Operations and Director
Geoffrey A. Sage .........................  Chief Financial Officer,
                                              Treasurer and Secretary
David D. Johnson .........................  General Counsel

    STOCK OPTIONS AND RESTRICTED STOCK GRANTS. In connection with the employment agreements with these executive officers, the Company granted options to purchase common stock of the Company and made restricted stock grants to each of such executive officers. Also, the Company has granted options to purchase 50,000 shares of its common stock (after giving effect to the Stock Split) to each nonemployee member of the Board of Directors who continued to serve after the completion of the Fulton family transaction. These options have the same exercise price and vesting provisions as those of the options granted to the executive officers of the Company. The table below sets forth the grants for each of the five named executive officers of the Company listed on the Summary Compensation Table set forth under the caption "Executive Compensation and Other Information" and other officers and employees and the directors of the Company. The grants give effect to the two-for-one stock split that was announced on September 25, 2000, made to holders of record as of October 31, 2000 and distributed on November 15, 2000.

                                                                                    OPTION    RESTRICTED STOCK
NAME                                                        TITLE                   GRANTS         GRANTS
----                                        -------------------------------------  --------   ----------------
Thomas J. Matthews .......................  Chairman of the Board, Director,       240,000        100,000
                                              President and Chief
                                              Executive Officer
Joseph Murphy ............................  Vice President,                        240,000        100,000
                                              Chief Operating Officer--
                                              Gaming Operations and Director
Geoffrey A. Sage .........................  Chief Financial Officer,                70,000         10,000
                                              Treasurer and Secretary
David D. Johnson .........................  General Counsel                         70,000         10,000
John C. Beach ............................  President and Chief Operating Officer   70,000         10,000
                                            of
                                              Automated Wagering
                                              International, Inc.
Executive Group ..........................                                         690,000        230,000
Non-Employee Director Group...............                                         150,000             --
Non-Executive Officer Employee Group......                                         310,000         10,000

    The terms and conditions of the agreements governing the option and restricted stock grants are more fully summarized below under the caption "Executive Stock Options and Restricted Stock Grants." The form of Executive Stock Option Agreement, Director Stock Option Agreement and Restricted Stock Agreement pursuant to which these grants were made are also appended to this Proxy Statement as EXHIBITS A, B and C, respectively. The number of shares and the exercise price set forth in the agreements attached hereto have not been adjusted to give effect to the Stock Split. The Company urges its stockholders to review the full text of such agreements in addition to the summaries set forth in this proxy statement, which are necessarily abbreviated.

        VESTING.  The options and the restricted stock grants vest as follows:
    20% of the total number of shares subject to options and restricted stock awards vested on the closing of the transaction with the Fulton family; the remainder vests quarterly over the four-year period ending December 31, 2004.

        OPTION EXERCISE PRICE. The exercise price for all options is $35.9375 per share (after giving effect to the Stock Split), the closing price for the Company's common stock on the Nasdaq National Market on the date the Board granted the options. Because a portion of the options and the restricted stock grants is subject to stockholder approval, the difference between the exercise price for all options and restricted stock subject to stockholder approval and the closing price of the Company's common stock on the date that such approval is obtained will constitute a noncash compensation expense to the Company. A total of 1,140,000 shares of common stock of the Company (after giving effect to the Stock Split), is subject to restricted stock and option grants as to which stockholder approval is being sought.

        ACCELERATION FOR CHANGE OF CONTROL. The vesting of the options and the restricted stock will accelerate on a change of control of the Company.

    ANCHOR GAMING 2000 STOCK INCENTIVE PLAN. The Board of Directors of the Company has adopted the Anchor Gaming 2000 Stock Incentive Plan, which it is submitting to the stockholders for their approval at the annual meeting of stockholders. The 2000 Stock Incentive Plan covers 1,300,000 shares of common stock of the Company (after giving effect to the Stock Split), and allows the Board of Directors to make grants of restricted stock, qualified and nonqualified stock options, and stock appreciation rights. As of the date of the restricted stock grants and the option grants referred to above, there were not sufficient shares reserved for issuance under the existing Anchor Gaming 1995 Stock Option Plan to cover all of the grants made in connection with the Fulton family transaction. Accordingly, the Board adopted the Anchor Gaming 2000 Stock Incentive Plan and resolved to submit it and the grants made in excess of those authorized under the Anchor Gaming 1995 Stock Option Plan to the stockholders at the annual meeting.

    The terms and conditions of the Anchor Gaming 2000 Stock Incentive Plan are more fully summarized below under the caption "Summary of the Anchor Gaming 2000 Stock Incentive Plan." The form of the Anchor Gaming 2000 Stock Incentive Plan is appended to this Proxy Statement as EXHIBIT D. The Company urges its stockholders to review the full text of the Anchor Gaming 2000 Stock Incentive Plan in addition to the summary set forth in this proxy statement, which is necessarily abbreviated.

    The purpose of the 2000 Plan and the option and restricted stock grants thereunder is to increase stockholder value and to advance the interests of the Company by furnishing equity incentives designed to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of the Company and its subsidiaries. The Board of Directors believes that the 2000 Plan and the option and restricted stock grants thereunder are in the best interests of the Company and its stockholders.

 THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE "FOR" ADOPTION AND APPROVAL
    OF THE 2000 STOCK INCENTIVE PLAN; OPTION AND RESTRICTED STOCK GRANTS TO
               EXECUTIVE OFFICERS; AND OPTION GRANTS TO DIRECTORS

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of October 27, 2000, the beneficial ownership of each current director, each nominee for director, each executive officer included in the Summary Compensation Table, the directors and executive officers as a group, and each stockholder known to management to own beneficially more than 5% of the common stock. The table gives effect to the two-for-one stock split that was announced on September 25, 2000, made to holders of record as of October 31, 2000 and distributed on November 15, 2000.

NAME AND ADDRESS                                               NUMBER OF SHARES
OF BENEFICIAL OWNER (1)                                       BENEFICIALLY OWNED   PERCENTAGE OF CLASS
-----------------------                                       ------------------   -------------------
Wanger Asset Management, L.P................................       1,270,000                9.0%
J.P. Morgan Investment Management, Inc......................       1,076,740                7.6%
Thomas J. Matthews (2)......................................         243,700                1.7%
John C. Beach (3)...........................................          44,000                  *
David D. Johnson (4)........................................          44,000                  *
Joseph Murphy (5)...........................................         226,700                1.6%
Geoffrey A. Sage (6)........................................          54,000                  *
Stuart D. Beath (7).........................................          25,000                  *
Glen J. Hettinger (8).......................................          25,000                  *
Richard R. Burt (9).........................................          10,000                  *
All executive officers and directors as a group (8 persons)
  (10)......................................................         672,400                4.8%

--------------------------

   * Less than 1%

 (1) Unless otherwise noted, and subject to community property laws, where applicable, the persons in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The address for each listed individual other than Mr. Burt is c/o Anchor Gaming, 815 Pilot Rd., Suite G, Las Vegas, Nevada 89119.
      Mr. Burt's address is 1275 Pennsylvania Avenue NW, 10th Floor, Washington, DC 20004. The address of Wanger Asset Management, L.P. is 227 W. Monroe Street, Suite 3000, Chicago, IL 60606. The address of J.P. Morgan Investment Management, Inc. is 522 Fifth Avenue, New York, NY 10036.

 (2) Includes 100,000 shares of restricted stock, of which 20,000 shares are vested and 80,000 shares of which vest quarterly through December 31, 2004, and 135,500 shares that may be acquired upon the exercise of options exercisable within the next 60 days. Includes 8,200 shares with respect to which Mr. Matthews holds voting and dispositive powers with his wife.

 (3) Includes 10,000 shares of restricted stock, of which 2,000 shares are vested and 8,000 shares of which vest quarterly through December 31, 2004, and 34,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

 (4) Includes 10,000 shares of restricted stock, of which 2,000 shares are vested and 8,000 shares of which vest quarterly through December 31, 2004, and 34,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

 (5) Includes 100,000 shares of restricted stock, of which 20,000 shares are vested and 80,000 shares of which vest quarterly through December 31, 2004, and 121,700 shares that may be acquired upon the exercise of options exercisable within the next 60 days. Includes 5,000 shares with respect to which Mr. Murphy shares voting and dispositive power with his wife.

 (6) Includes 10,000 shares of restricted stock, of which 2,000 shares are vested and 8,000 shares of which vest quarterly through December 31, 2004, and 44,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

 (7) Includes 25,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

 (8) Includes 25,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

 (9) Includes 10,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

 (10) Includes 230,000 shares of restricted stock, of which 46,000 shares are vested and 184,000 shares of which vest quarterly through December 31, 2004, and 429,200 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information about the current directors and executive officers of the Company.

NAME                                          AGE      POSITION WITH COMPANY
----                                        --------   ---------------------
Thomas J. Matthews........................     35      Chairman of the Board, Director, President
                                                       and Chief Executive Officer

John C. Beach.............................     53      President and Chief Operating Officer,
                                                         Automated Wagering International Inc.

David D. Johnson..........................     49      General Counsel

Joseph Murphy.............................     50      Vice President,
                                                         Chief Operating Officer--Gaming
                                                         Operations and Director

Geoffrey A. Sage..........................     41      Chief Financial Officer, Treasurer and
                                                       Secretary

Richard R. Burt...........................     53      Vice Chairman of the Board and Director

Stuart D. Beath...........................     41      Director

Glen J. Hettinger.........................     43      Director

Donald R. Fuller..........................     61      President, United Tote Company

Christer S.T. Roman.......................     49      Senior Vice President Planning and
                                                         Development

    THOMAS J. MATTHEWS. Mr. Matthews was appointed Chairman of the Board and Director in October 2000. Mr. Matthews was named President and Chief Executive Officer in March 2000. From February 1994 to March 2000, Mr. Matthews served as Executive Vice President and from February 1994 to November 1999, Mr. Matthews served as Treasurer. From November 1994 to March 2000, he also served as Secretary. Mr. Matthews previously served as President of Global
Distributors, Inc., (until its acquisition by the Company in 1994) and Sales Director of Mikohn Gaming Corporation.

    JOHN C. BEACH. Mr. Beach was appointed President of our AWI subsidiary in January 1999. Mr. Beach joined AWI in 1997 as Chief Operating Officer. Prior to that time, Mr. Beach had several years' experience at Electronic Data Systems Corporation as an executive and account manager both in the United States and overseas.

    DAVID D. JOHNSON.  Mr. Johnson has served as our General Counsel since
June 2000. From February 1995 through June 2000, he served as Senior Vice President, General Counsel and Secretary of Alliance Gaming Corporation. From 1987 to 1995, Mr. Johnson was a partner with the law firm of Schreck, Jones, Bernhard, Wolfson & Godfrey, and, prior to that, was Chief Deputy Attorney General for the Gaming Division of the Nevada Attorney General's Office. In that capacity, he served as Chief Legal Counsel to the Nevada Gaming Commission and the Nevada State Gaming Control Board.

    JOSEPH MURPHY. Mr. Murphy was appointed Chief Operating Officer--Gaming Operations in September 2000 and Director in October 2000. Since February 1996, he has served as Vice President in charge of both casino and route operations. Mr. Murphy served as General Manager of Gaming Operations from January 1994 until February 1996. Prior to that time, he managed the gaming operations of Global Distributors, managed International Game Technology, Inc.'s gaming machine route operations and held similar positions with Sunset Coin and United Gaming.

    GEOFFREY A. SAGE. Mr. Sage was appointed Secretary in March 2000 and Treasurer in November 1999, having served as Chief Financial Officer since November 1998. Mr. Sage, a certified public accountant, joined the Company in July 1989 as Chief Financial Officer and served as Corporate Controller from June 1994 through November 1998. Prior to that time, Mr. Sage held positions as the Controller for Frontier Savings and Loan Association in Las Vegas and senior auditor at Citibank (Nevada), N.A.

    RICHARD R. BURT. Mr. Burt became a Director and Vice Chairman of the Board in June 1999. Since 1994, he had served as director and chairman of Powerhouse Technologies, Inc. Mr. Burt is a founder and the chairman of IEP Advisors, Inc. in Washington D.C. At various times between 1981 and 1994, he was a partner in McKinsey & Co., the Chief Negotiator in the Strategic Arms Reduction Talks (START) with the former Soviet Union, the U.S. Ambassador to the Federal Republic of Germany, the Assistant Secretary of State for European and Canadian Affairs and Director of Politico-Military Affairs. Mr. Burt also serves as the Chairman of the Board of Weirton Steel, Inc. and as a director of Paine Webber Mutual Funds, Hollinger International, Archer Daniels Midland, and Homestake. In addition, he is a member of the Textron Corporation's International Advisory Council and a board member of the National Capitol Area Council, Boy Scouts of America.

    STUART D. BEATH. Mr. Beath was elected as a Director in April 1994 and has been a managing director at Burcor Capital, LLC since January 1999. He was a private consultant from March 1997 until January 1999. Mr. Beath served as First Vice President at Stifel, Nicolas & Company, Inc. from April 1993 until
March 1997. Prior to that time, Mr. Beath served in the corporate finance department at A.G. Edwards & Sons, Inc. in various capacities, with the most recent being as an officer of the firm.

    GLEN J. HETTINGER. Mr. Hettinger was elected as a Director in August 1997. Mr. Hettinger is a partner with the law firm of Hughes & Luce, L.L.P. in Dallas, Texas, where he has practiced corporate and securities law since 1984.

    DONALD R. FULLER. Mr. Fuller was appointed President and Chief Operating Officer of the Company's subsidiary, United Tote Company ("United Tote") in September 1999. Before that, he served as United Tote's Chief Operating Officer since 1997. Mr. Fuller joined United Tote in July 1994 as Senior Vice President--Customer Service. Prior to joining United Tote, Mr. Fuller was the Executive Vice President at AmTote, where he served 26 years in various sales, marketing and customer service positions.

    CHRISTER S.T. ROMAN. Mr. Roman joined the Company as a Senior Vice President of Product Development. He had been employed by Powerhouse as a Senior Vice President of Product and Business Development since December 3, 1998. Prior to that time, Mr. Roman served five years as the managing director of EssNet AB, a Sweden-based lottery systems supplier. From 1984 until 1992, Mr. Roman served as President of the London-based Datech Group Plc, an international information systems company.

SECTION 16(a) BENEFICIAL OWNER REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by certain regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations of its directors and executive officers, the Company believes that all officers, directors and greater than 10% beneficial owners have complied with all applicable filing requirements with respect to the equity securities of the Company.

MEETING ATTENDANCE AND COMMITTEES OF THE BOARD

    The Board of Directors met 14 times during fiscal year 2000 and each director attended at least 75% of the Board and committee meetings that each was required to attend. The Board of Directors has standing Nominating, Audit and Compensation committees.

REPRESENTATION AND ACTIVITY OF COMMITTEES OF THE BOARD PRIOR TO COMPLETION OF
  THE TRANSACTION WITH THE FULTON FAMILY

    Effective with the closing of a stock purchase agreement pursuant to which the Company purchased approximately 9.2 million shares of common stock (after giving effect to the Stock Split) from members of the Fulton family and their affiliates, Stanley E. Fulton, Michael B. Fulton and Elizabeth Fulton Jones resigned from the Board of Directors. The information below does not reflect the reorganization of the Board of Directors that was effected upon such resignations.

    NOMINATING COMMITTEE. The Nominating Committee previously consisted of Stanley E. Fulton (chairperson), Stuart D. Beath, Elizabeth F. Jones and Michael B. Fulton. The Nominating Committee is responsible for nominating candidates for election or appointment to the positions of chief executive officer and other key officer and management positions and directors. The Nominating Committee met one time during fiscal year 2000.

    AUDIT COMMITTEE. The Audit Committee previously consisted of Elizabeth F. Jones (chairperson), Stuart D. Beath and Glen J. Hettinger. The Audit Committee is responsible for monitoring the Company's internal audit function and its internal accounting controls, recommending to the Board of Directors the selection of independent auditors, considering the range of audit and non-audit fees, and monitoring and reviewing the activities of the independent auditors. The Audit Committee met five times during fiscal year 2000.

    COMPENSATION COMMITTEE. The Compensation Committee previously consisted of Glen J. Hettinger (chairperson), Michael B. Fulton and Richard R. Burt. The Compensation Committee recommends salary amounts for the Company's chief executive officer and other executive officers and shares power with the entire Board of Directors to make the final determination regarding bonus arrangements and awards of stock options to such persons. The Compensation Committee also advises the Board of Directors regarding principles and philosophy to be observed by the Company in compensating directors, officers and employees. The Compensation Committee met one time during fiscal year 2000.

    STOCK OPTION COMMITTEE. The Stock Option Committee previously consisted of Glen J. Hettinger (chairperson), Michael B. Fulton, Elizabeth F. Jones and Richard R. Burt. The Stock Option Committee is responsible, together with the whole Board, for determining the recipients and amounts of stock options granted under the Company's stock plans and (subject to the provisions of such plans) establishing the other terms of each option grant and otherwise administering such plans. The Stock Option Committee met one time during fiscal year 2000. The Board of Directors has resolved to dissolve the Stock Option Committee and to handle all stock compensation issues by action of the full Board of Directors.

CURRENT COMPOSITION OF COMMITTEES OF THE BOARD

    The following sets forth the composition of the committees of the Board of Directors as of the date of this proxy statement.

    NOMINATING COMMITTEE.  The Nominating Committee currently consists of Thomas
J. Matthews (chairperson), Glen J. Hettinger and Joseph Murphy.

    AUDIT COMMITTEE. The Audit Committee currently consists of Richard R. Burt (chairperson), Stuart D. Beath and Glen J. Hettinger.

    COMPENSATION COMMITTEE. The Compensation Committee currently consists of Stuart D. Beath (chairperson), Richard R. Burt and Glen J. Hettinger.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information regarding compensation paid during each of the last three fiscal years to the Company's chief executive officer and each of the Company's four other most highly compensated executive officers (based on total annual salary and bonus for the fiscal year ended
June 30, 2000). The information in this table has been adjusted to give effect to the two-for-one stock split that was announced on September 25, 2000, made to shareholders of record as of October 31, 2000 and distributed on November 15, 2000.

                                                                                      NUMBER OF
                                                        ANNUAL COMPENSATION          SECURITIES
NAME AND                                               ----------------------        UNDERLYING          ALL OTHER
PRINCIPAL POSITION                         YEAR         SALARY        BONUS        OPTIONS GRANTED      COMPENSATION
------------------                       --------      --------      --------      ---------------      ------------
Stanley E. Fulton......................    2000(1)     $246,885      $     --(2)           --                 --
                                           1999         245,000       100,000              --                 --
                                           1998(3)      245,000            --(2)           --                 --

Thomas J. Matthews.....................    2000(4,5)    476,580       282,450              --                 --
  Chairman of the Board, Director,         1999(5)      200,000       337,500              --                 --
  President and Chief Executive Officer    1998(5)      198,462       410,400              --                 --

Joseph Murphy..........................    2000(6)      413,104       188,300              --                 --
  Vice President, Chief Operating          1999         200,000       225,000              --                 --
  Officer--Gaming Operations and           1998         198,462       273,600              --                 --
    Director

Geoffrey A. Sage.......................    2000(7)      124,231       100,000(8)       60,000                 --
  Chief Financial Officer,                 1999(9)      100,000        70,000              --                 --
  Treasurer, and Secretary                 1998          96,923        40,000          50,000                 --

John C. Beach..........................    2000(10)     220,000       180,000(11)      80,000                 --
  President and Chief
  Operating Officer of Automated
    Wagering International, Inc.

Michael D. Rumbolz.....................    2000(12)     302,000            --              --              2,630(13)
                                           1999         360,000       100,000              --              7,890(13)
                                           1998         360,000       100,000              --              7,890(13)

--------------------------

 (1) Mr. Fulton resigned his position on the Board.

 (2) Mr. Fulton forfeited his bonuses that were accrued for fiscal years 1998 and 2000.

 (3) Mr. Fulton also held the offices of Chief Executive Officer and acting Chief Financial Officer.

 (4) Mr. Matthews was appointed President and Chief Executive Officer March 2000 and Chairman of the Board and Director in October 2000.

 (5) Mr. Matthews held the offices of Treasurer, Executive Vice President and Secretary.

 (6) Mr. Murphy was appointed Director in October 2000. Mr. Murphy was appointed Chief Operating Officer--Gaming Operations in September 2000. Mr. Murphy held the office of Vice President prior to such time.

 (7) Mr. Sage was appointed Treasurer November 1999 and Secretary March 2000.

 (8) Mr. Sage's bonus was accrued and paid on a calendar year basis.

 (9) Mr. Sage was appointed Chief Financial Officer November 1998.

 (10) Mr. Beach was previously a Powerhouse Technologies, Inc. employee.

 (11) Mr. Beach's bonus was paid in September 2000 but was accrued for fiscal year 2000.

 (12) Mr. Rumbolz' service as President and Chief Executive Officer ended March 3, 2000.

 (13) Mr. Rumbolz' insurance premiums were paid by the Company as additional compensation.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning options to purchase common stock granted in the fiscal year ended June 30, 2000, to the individuals named in the Summary Compensation Table. The information in this table has been adjusted to give effect to the two-for-one stock split that was announced on September 25, 2000, made to shareholders of record as of October 31, 2000 and distributed on November 15, 2000.

                                 NUMBER OF    % OF TOTAL
                                 SECURITIES     OPTIONS                                        POTENTIAL
                                 UNDERLYING   GRANTED TO                                  STOCK APPRECIATION
                                  OPTIONS      EMPLOYEES    EXERCISE PRICE   EXPIRATION   -------------------
NAME                              GRANTED     IN 2000 (1)    $/SHARE (2)        DATE       5% (3)    10% (3)
----                             ----------   -----------   --------------   ----------   --------   --------
Stanley E. Fulton..............         0           0              N/A             N/A         N/A        N/A

Thomas J. Matthews.............         0           0              N/A             N/A         N/A        N/A

Joseph Murphy..................         0           0              N/A             N/A         N/A        N/A

Geoffrey A. Sage...............    60,000        6.70%          $25.00        12/31/05    $414,422   $915,765

John C. Beach..................    80,000        8.93%          $24.75         6/30/05    $410,278   $906,607

Michael D. Rumbolz.............         0           0              N/A             N/A         N/A        N/A

------------------------

(1) 896,000 options were granted to employees in 2000.

(2) The exercise price in each case is the fair market value of the common stock on the date of the grant.

(3) Assumed annual compounded rates of stock price appreciation of 5% and 10% over the term of the grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth certain information concerning options to purchase common stock by the individuals named in the Summary Compensation Table. The information in this table has been adjusted to give effect to the two-for-one stock split that was announced on September 25, 2000, made to shareholders of record as of October 31, 2000 and distributed on November 15, 2000.

                                                                                        VALUE OF UNEXERCISED
                          NUMBER OF                       NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                           SHARES                       OPTIONS AT JUNE 30, 2000         AT JUNE 30, 2000(1)
                          ACQUIRED       VALUE         ---------------------------   ---------------------------
NAME                     ON EXERCISE    REALIZED       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   ----------      -----------   -------------   -----------   -------------
Stanley E. Fulton......          0     $        0               0              0     $        0     $        0

Thomas J. Matthews.....     98,800      1,204,457          83,200        225,000        673,421      1,821,150

Joseph Murphy..........    117,800      1,265,907          61,200        225,000        495,353      1,821,150

Geoffrey A. Sage.......          0              0          30,000         90,000          5,315              0

John C. Beach..........          0              0               0         80,000              0              0

Michael D. Rumbolz.....    120,000      1,886,956         250,000              0      3,273,500              0

------------------------

(1) The value is the amount by which the market value of the underlying stock at June 30, 2000 ($23.969, adjusted to give effect to the Stock Split) exceeds the aggregate exercise prices of the options.

COMPENSATION OF DIRECTORS

    Directors who are not employees or otherwise affiliates of the Company receive director's fees of $1,250 for each Board meeting and for each Audit Committee meeting attended, and $750 for all other committee meetings attended, as well as an annual director's fee of $12,500. Additionally, all directors are generally reimbursed for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

EMPLOYMENT CONTRACTS; TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL
  ARRANGEMENTS; 2000 COMPENSATION OF CHIEF EXECUTIVE OFFICER

    EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS. In connection with the purchase of the Fulton family shares in October 2000, the Board of Directors determined that it was important to the future success of the Company to retain a management team with the capacity to lead the Company into the future. In order to provide a compensation package that would replace existing short-term agreements and to provide for a compensation system that would align the interests of management with those of the stockholders, the Board of Directors and the Special Committee charged with evaluating the Fulton transaction adopted the Anchor Gaming 2000 Stock Incentive Plan; made grants of options and restricted stock thereunder; and entered into employment agreements with key employees and officers of the Company.

    The Company's employment agreements with each of the five named executive officers of the Company listed in the Summary Compensation Table are summarized below.

    All share numbers and prices give effect to the two-for-one stock split that was announced on September 25, 2000, made to holders of record as of October 31, 2000 and distributed on November 15, 2000.

    The following chart sets forth the position of each of the four executive officers that entered into the employment agreements with the Company on the closing of the transaction with the Fulton family, such officer's salary and maximum bonus.

                                                                                              MAXIMUM
NAME                                               TITLE                    ANNUAL SALARY   ANNUAL BONUS
----                             -----------------------------------------  -------------   ------------
Thomas J. Matthews.............  Chairman of the Board, Director,
                                 President and Chief Executive Officer         $450,000       $450,000

Joseph Murphy..................  Vice President, Chief Operating Officer--
                                   Gaming Operations and Director              $360,000       $360,000

Geoffrey A. Sage...............  Chief Financial Officer, Treasurer and
                                   Secretary                                   $250,000       $200,000

David D. Johnson...............  General Counsel                               $225,000       $200,000

    Each of the employment agreements with these executive officers has a term of 4 years. Each employment agreement provides that if the executive's employment is terminated for Cause (as defined in the employment agreement), such executive will receive no severance of any kind. If the executive voluntarily terminates his employment, he will receive no severance payment of any kind. In the event that the Company chooses to terminate the executive's employment for any reason other than Cause, the executive will receive a severance payment equal to one year's salary. If the executive is for any reason terminated or subjected to constructive termination (as defined in the employment agreement), following a Change of Control (as defined below), such executive will receive a severance payment equal to one year's salary. CHANGE OF CONTROL means the occurrence of any of the following events, as a result of one transaction or a series of transactions: (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), but excluding the Company, its affiliates, and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Anchor Gaming representing more than 50% of the combined voting power of Anchor Gaming's then outstanding securities; (ii) individuals who constitute a majority of the Board of Directors of the Company immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election; (iii) Anchor Gaming is combined (by merger, share exchange, consolidation, or otherwise) with another entity, and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting entity are owned in the aggregate by the former shareholders of Anchor Gaming; (iv) the Company sells, leases, or otherwise transfers all or a majority of all of its properties, assets or income or revenue generating capacity to another person or entity; (v) a dissolution or liquidation of Anchor Gaming; or (vi) any other transaction or series of transactions is consummated that results in a required disclosure under Item 1 of Form 8-K or successor form.

    In the event that the total compensation paid to any of these executives as severance in the event of a Change of Control, taking into account all cash severance payments, shares of stock, accelerated vesting of stock options and bonuses, if any (the "Severance Payment"), is found to constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then the Company will pay to the executive, in addition to the compensation paid as Severance Payment, an additional amount, which, after reduction for income taxes and excise taxes on the additional amount, is sufficient to provide for the payment of any excise tax that may be due by the executive on the Severance Payment.

    The employment agreements with these executives also contain covenants not to compete and a covenant to protect confidential information.

    On June 25, 1997, Powerhouse Technologies, Inc. entered into an agreement with John Beach to serve as Chief Operating Officer of AWI with an annual base salary of $220,000 and a potential annual bonus of $200,000 based on any bonus or executive incentive compensation plan as may be established. If Mr. Beach is removed from his position with the Company without cause or for good reason as defined in the agreement after June 1998 he will receive his then current salary for a period of 12 months following termination. Mr. Beach also agreed to certain confidentiality, non-competition and similar provisions. In no event will the Company be required to make to Mr. Beach any payment under his agreement that would result, in the opinion of tax counsel, in an "excess parachute payment" within the meaning of section 280G of the Internal Revenue Code of 1986, and the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986.

    EXECUTIVE STOCK OPTIONS AND RESTRICTED STOCK GRANTS. As part of the executive compensation program described above, the Company has granted options and restricted stock awards to its officers and key employees. These option and restricted stock grants are subject to the approval of the stockholders at the annual meeting, to the extent they exceed the amounts available for grant under the Anchor Gaming 1995 Stock Option Plan. The table below sets forth the grants for each of the five named executive officers of the Company listed on the Summary Compensation Table. The table gives effect to the two-for-one stock split that was announced on September 25, 2000, made to holders of record as of October 31, 2000 and distributed on November 15, 2000.

                                                                                             RESTRICTED
NAME                                               TITLE                    OPTION GRANTS   STOCK GRANTS
----                             -----------------------------------------  -------------   ------------
Thomas J. Matthews.............  Chairman of the Board, Director,              240,000         100,000
                                 President and Chief Executive Officer

Joseph Murphy..................  Vice President, Chief Operating Officer--     240,000         100,000
                                   Gaming Operations and Director

Geoffrey A. Sage...............  Chief Financial Officer, Treasurer and         70,000          10,000
                                   Secretary

David D. Johnson...............  General Counsel                                70,000          10,000

John C. Beach..................  President and Chief Operating Officer of       70,000          10,000
                                   Automated Wagering International, Inc.

    The form of Executive Stock Option Agreement and Restricted Stock Agreement pursuant to which these grants were made are also appended to this Proxy Statement as EXHIBITS A and C. The Company urges its stockholders to review the full text of such agreements in addition to the summaries set forth in this proxy statement, which are necessarily abbreviated.

    The options and the restricted stock grants vest as follows: 20% of the total number of shares subject to options and restricted stock awards vested on the closing of the transaction with the Fulton family; the remainder vests quarterly over the four-year period ending December 31, 2004.

    The exercise price for all Options is $35.9375 per share (after giving effect to the Stock Split), the closing price for the Company's common stock on the Nasdaq National Market on the date the board granted the options. Because a portion of the options and the restricted stock grants are subject to stockholder approval, the difference between the exercise price for all options and restricted stock subject to stockholder approval and the closing price of the Company's common stock on the date that such approval is obtained will constitute a noncash compensation expense to the Company. A total of 910,000 shares of common stock of the Company (after giving effect to the Stock Split) is subject to restricted stock and option grants as to which stockholder approval is being sought.

    If the executive is terminated from employment with the Company without Cause, options and restricted stock not yet vested will vest immediately. Once vested, (i) if the executive ceases to be an employee of the Company for any reason whatsoever, voluntary or involuntary, other than death, the option may be exercised only until 5:00 p.m. Las Vegas time on the business day immediately preceding the first anniversary of the stated date of cessation of employment and in any case no later than the stated expiration date of the option, and
(ii) if the executive ceases to be an employee because of death of the executive, the option may be exercised by the executive's estate only for two years after the executive's death and in any case no later than the stated expiration date of the option. The vesting of the options and the restricted stock will accelerate on a Change of Control, as defined above.

    In the event that the total compensation paid to any of these executives as severance in the event of a Change of Control, taking into account all cash severance payments, shares of stock, accelerated vesting of stock options, and bonuses, if any (the "Severance Payment"), is found to constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then the Company will pay to the executive, in addition to the compensation paid as Severance Payment, an additional amount, which, after reduction for income taxes and excise taxes on the additional amount, is sufficient to provide for the payment of any excise tax that may be due by the executive on the Severance Payment.

    The Company has the right to require the executive to sell stock purchased under the option back to the Company for the exercise price and restricted stock for $2.50 per share (after giving effect to the Stock Split) plus certain adjustments or to disgorge certain profits from any sale of such stock if the executive breaches restrictive covenants set forth in the option or the restricted stock agreement relating to confidential information and non-competition.

    Mr. Matthews has previously received options to purchase up to 400,000 shares of common stock at an exercise price of $15.9375 per share. The stock option agreement expires on July 1, 2007. Under the terms of the stock option agreement, 12,500 shares vest on March 31, June 30, September 30, and
December 31 of 1999, 2000, and 2001. An additional 250,000 shares will vest if certain performance goals established by the Board of Directors are achieved. Notwithstanding the foregoing, all of the shares of common stock as to which vesting has not occurred in accordance with the previously described provisions will vest on June 30, 2005, if and only if Mr. Matthews has been an employee of the Company for the entire period from the date of the stock option agreement until Junex 30, 2005.

    Mr. Sage has previously received options to purchase 60,000 shares of common stock at an exercise price of $25.00 per share. This stock option agreement expires on December 31, 2005, unless Mr. Sage is terminated earlier under the terms of his new employment agreement. Under the terms of this stock option agreement, 10,000 shares vested on June 30, 2000, 10,000 will vest on December 31, 2000 and an additional 20,000 shares will vest on December 31, 2004. In 1996, Mr. Sage also received an option grant to purchase 10,000 shares of common stock at an exercise price per share of $23.375. This stock option agreement expires on May 13, 2006 unless Mr. Sage is terminated earlier under the terms of his new employment agreement. Under the terms of this stock option agreement, the shares subject to the option vested on May 13, 1999 and will cease to vest immediately on termination of employment. In 1997, Mr. Sage received options to purchase 50,000 shares of common stock at an exercise price of $27.875. This stock option agreement expires on December 31, 2007 unless Mr. Sage is terminated earlier under the terms of his new employment agreement. Under the terms of this stock option agreement, 10,000 shares vested December 31, 1999, 20,000 will vest on June 30, 2001 and 20,000 will vest on December 31, 2002. The option will cease to vest immediately on termination of employment. In the event of a Change of Control (as defined in his new employment agreement), if Mr. Sage is terminated other than for substantial misconduct, significantly demoted or required to relocate greater than sixty
(60) miles from his prior place of work in contemplation of or within one year following a Change of Control, the options of Mr. Sage will immediately vest and be exercisable, and will remain vested and exercisable for one year from the date of the termination, demotion or requirement to relocate. A Change of Control under Mr. Sage's new employment agreement will constitute a Change of Control under his previous option agreements. Termination under Mr. Sage's new employment agreement will constitute termination under his previous option agreements.

    Mr. Murphy has previously received options to purchase up to 400,000 shares of common stock at an exercise price of $15.9375 per share. The stock option agreement expires on July 1, 2007. Under the terms of the stock option agreement, 12,500 shares vest on March 31, June 30, September 30, and
December 31 of 1999, 2000 and 2001. An additional 250,000 shares will vest if certain performance goals established by the Board of Directors are achieved. Notwithstanding the foregoing, all of the shares of common stock as to which vesting has not occurred in accordance with the previously described provisions will vest on June 30, 2005, if and only if Mr. Murphy has been an employee of the Company for the entire period from the date of the stock option agreement until June 30, 2005.

    Mr. Johnson has previously received options to purchase 80,000 shares of common stock at an exercise price of $26.435 per share. Under the terms of these options, the first 20,000 shares vested on June 30, 2000, with 20,000 shares vesting on September 30, 2001, 20,000 shares vesting on December 31, 2002, and 20,000 shares vesting on June 30, 2004.

    GRANTS TO DIRECTORS. Anchor Gaming believes that directors as well as officers of the Company should have a meaningful investment in the company they manage. In order to increase the Company's stock ownership by its non-employee directors and to attract and retain highly qualified individuals to serve as directors of the Company, the Board of Directors granted the directors options pursuant to the 1995 Plan and under the 2000 Plan, subject to stockholder approval to the extent the amount of the grants exceeds amounts available under the Anchor Gaming 1995 Stock Option Plan. There are currently three non-employee directors serving on the Board of Directors.

    Each non-employee director of the Company or its subsidiaries received nonqualified options to purchase 50,000 shares of common stock, subject to stockholder approval to the extent the amount of the grants exceeds amounts available under the Anchor Gaming 1995 Stock Option Plan. The option grants will vest quarterly over four years beginning January 1, 2000, except 20% vested on closing of the transactions with the Fulton family. The exercise price for all options is $35.9375, the closing price for the common stock on the Nasdaq Market on the date of the grant (after giving effect to the Stock Split). Upon an event of a Change of Control, these options will become immediately exercisable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN
  RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Hettinger is a director of the Company and a partner at Hughes & Luce, L.L.P., which has rendered legal services to the Company in the past and is expected to continue to do so in the future. Richard R. Burt, who became the vice chairman of the Board of Directors on June 29, 1999, is the chairman and a founder of IEP Advisors, Inc. ("IEP"), which has been retained by the Company to provide consulting services and to assist the Company in connection with its international activities. In addition, IEP, Mr. Burt and the Company entered into a consulting agreement in September 1999, under which Mr. Burt is to provide assistance to the Company and its affiliates in the expansion of their international activities. The agreement has a two-year term from June 30, 1999 and may be terminated by the Company or by Mr. Burt and IEP upon 30 days' prior written notice. Mr. Burt will be paid $15,000 per month, an annual bonus of at least $60,000, and reimbursement of reasonable out-of-pocket, travel and entertainment expenses as well as licensing costs. The consulting agreement also provides that Mr. Burt will not compete with the Company for a period of two years from the end of the term, and will serve as a member of the Board of Directors.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation Committee is responsible for recommending to the full Board of Directors salary amounts for the Company's chief executive officer and other executive officers, as well as making the final determination regarding bonus arrangements and awards of stock options to such persons.

    Management believes that the gaming industry is increasing in competitiveness, making the attraction and retention of qualified executives more important to the overall success of the business. Compensation to executives is designed to attract and retain talent, as well as to motivate the performance of executives. Compensation also rewards performance that demonstrably meets the Company's strategic, financial and operating objectives. In the last fiscal year, executive compensation comprised the following elements:

        BASE SALARY. The base salaries for the executive officers of the Company were determined by an evaluation of the credentials of such officers as well as a review of publicly available information concerning the base salaries of executives with similar responsibilities in companies engaged in similar businesses, including, but not limited to, the gaming and leisure industries. The responsibilities of each executive officer as well as the subjective evaluation of such officer's contribution to the business were also factors in the determination of executive compensation.

        ANNUAL INCENTIVE COMPENSATION. Year-end cash bonuses are designed to motivate the executive officers to achieve specific annual financial goals. At the end of each fiscal year, the Compensation Committee will assess each executive's contributions to the Company as well as the degree to which specific annual financial, strategic, and operating objectives were met by the Company.

    Executives also receive benefits typically offered to executives by companies engaged in businesses similar to the Company, such as life and health insurance.

2000 COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Thomas J. Matthews was appointed Chief Executive Officer and President in March 2000 after having served as the Company's Treasurer, Executive Vice President and Secretary. Upon completion of the transaction with the Fulton family, Mr. Matthews was also appointed Chairman of the Board of Directors.
Mr. Matthews' base salary under his current employment agreement is $450,000, with a maximum annual bonus of $450,000 and a grant of options and restricted stock as outlined under the caption "Executive Options and Restricted Stock Grants." Further details regarding the terms of Mr. Matthews' employment agreement are discussed under the caption "Executive Officer Employment Agreements." Mr. Matthews' compensation was based upon analysis of the level and value of the contribution that the Board of

Directors believes Mr. Matthews has made and can make in the future, the annual base salaries of chief executive officers in similar businesses, and the annual salaries currently being paid to the other executive officers of the Company.

    This report on executive compensation will not be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates such report by reference.

Richard R. Burt                            Joseph Murphy

Thomas J. Matthews                         Glen J. Hettinger

Stuart D. Beath

SUMMARY OF THE ANCHOR GAMING 2000 STOCK INCENTIVE PLAN

    Effective as of September 24, 2000, the Board of Directors adopted the Anchor Gaming 2000 Stock Incentive Plan (the "2000 Plan"), subject to stockholder approval. A summary of the material features of the 2000 Plan follows.

    GENERAL. The 2000 Plan provides for grants of stock options to certain directors, and grants of options and restricted stock to officers, key employees and consultants of the Company and its subsidiaries. The 2000 Plan will be administered by a committee of non-employee directors (the "Stock Option Committee") designated by the Board of Directors or by the Board of Directors as a whole.

    SHARES SUBJECT TO THE 2000 STOCK INCENTIVE PLAN. There are currently 1,259,216 shares of common stock (after giving effect to the Stock Split) subject to outstanding options under the 1995 Plan. There are 240,000 shares available for issuance under the 1995 Plan (after giving effect to the Stock Split). The shares available for issuance under the 1995 Plan will be used to cover the initial 20% of the options granted to officers and directors of the Company that vested upon the closing of the transaction with the Fulton Family. The Board has adopted the 2000 Plan, subject to stockholder approval, which provides for a total of 1,300,000 shares of common stock (after giving effect to the Stock Split) to be reserved for issuance subject to options or as restricted stock grants. As of the date of this proxy statement, the Board had approved the grant of 230,000 shares of common stock as restricted stock grants and the grant of options to purchase 910,000 shares of common stock at an exercise price of $35.9375 per share (the closing price on the Nasdaq National Market for common stock on the date of such Board actions after giving effect to the Stock Split) under the 2000 Plan, subject to stockholder approval.

    The Board believes that adoption of the 2000 Plan and the restricted stock grants and option grants it made under the 2000 Plan and the 1995 Plan were critical to effecting the repurchase of common stock from the Fulton family in October 2000. The 2000 Plan, the restricted stock grants and the option grants were approved by disinterested members of the Board as well as by the entire Board.

    ANTI-DILUTION PROTECTION. Proportionate adjustments will be made to the number of shares of the common stock subject to the 2000 Plan in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the common stock. The Board or the Stock Option Committee may also provide additional anti-dilution protection to a participant under the terms of such participant's Options or Restricted Stock Agreement. Shares of common stock subject to option or restricted stock grants that are canceled, terminated or forfeited will again be available for issuance under the 2000 Plan.

    ADMINISTRATION OF THE 2000 PLAN. The Board of Directors or the Stock Option Committee will administer the 2000 Plan and has authority to select the participants that will be granted options and restricted stock, to terminate the plan or accelerate vesting of options and restricted stock to determine the nature, extent, timing, exercise price, vesting and duration of options and restricted stock, to prescribe all other terms and conditions consistent with the 2000 Plan, to interpret the 2000 Plan, to establish any rules or regulations relating to the 2000 Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the 2000 Plan.

    STOCK OPTIONS, RESTRICTED STOCK AND STOCK APPRECIATION RIGHTS. From time to time, the chief executive officer of the Company will recommend to the Board of Directors or the Stock Option Committee individuals he or she believes should receive options or restricted stock grants, the amount of shares of common stock he or she believes should be subject to such option or restricted stock grant, and, with respect to any recommended option, whether the option should be a qualified or nonqualified option. The Board or the Stock Option Committee will consider, but need not accept, the chief executive officer's grant recommendations.

    The Board or the Stock Option Committee may grant nonqualified stock options or incentive stock options to purchase shares of common stock. Any person who is not an employee on the effective date of the grant of an option to such person may be granted only a nonstatutory stock option (as defined in the 2000 Plan). Moreover, to the extent that options designated as incentive stock options become exercisable by a participant for the first time during any calendar year for stock having a fair market value greater than $100,000, the portions of such options that exceed such amount will be treated as nonstatutory stock options as delineated in the 2000 Plan.

    Furthermore, stock appreciation rights may be granted in conjunction with the grant of any nonstatutory stock option and will be subject to the terms and conditions of the 2000 Plan. Stock appreciation rights may be granted with respect to an option at the time of its grant or at any time thereafter up to six months prior to its expiration. Such rights will permit the holder to surrender any related option or portion thereof that is then exercisable and elect to receive in exchange therefor cash equal to the excess of the fair market value of one share of common stock on the date of such election over the exercise price, multiplied by the number of shares issuable upon exercise of such option or portion thereof that is so surrendered.

    The Board or the Stock Option Committee may award shares of restricted stock without requiring the payment of cash consideration for such shares. Such grants of restricted stock will be governed by participant's individual restricted stock agreement. The Board or the Stock Option Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that an option exercise price may not be less than the fair market value of the common stock on the date of the grant. The term of an option will also be determined by the Board or the Stock Option Committee, provided that the term of a qualified option may not exceed 10 years. The 2000 Plan provides that each grant of options or restricted stock will vest in accordance with the applicable option or restricted stock agreement. The option exercise price may be paid in cash, in shares of common stock, or in any other form as may be approved by the Board that is permitted under applicable law.

    CHANGE OF CONTROL. The 2000 Plan provides that in the event of a "Change of Control" (as defined in the 2000 Plan) and subject to the 2000 Plan, all options will automatically become fully exercisable, and each outstanding share of restricted stock will automatically become fully vested. Notwithstanding the foregoing, (i) shares acquired upon exercise of an option prior to the Change of Control and any consideration received pursuant to the Change of Control with respect to such shares will continue to be subject to all applicable provisions of the participant's agreement evidencing such option except as otherwise provided in such participant's agreement, and (ii) shares of restricted stock granted prior to the Change of Control and any consideration received pursuant to the Change of Control with respect to such shares will continue to be subject to all applicable provisions of the participant's restricted stock agreements except as otherwise provided in such participant's restricted stock agreements. The participant's agreements may, in the Board's discretion, contain additional provisions applicable in the event of a Change of Control.

    TERMINATION OF EMPLOYMENT. If a participant dies or becomes disabled, all vested options may be exercised at any time within one year (or such longer period of time as determined by the Board, in its discretion) after the date on which the participant's services terminated, but in any event no later than the option expiration date. Restricted stock will continue to vest for six months after the date of the participant's death. If a participant is terminated for cause, his options will expire and will immediately cease to be exercisable. If the participant's service with the Company terminates for any reason other than death, disability or cause, an option, to the extent unexercised and unexercisable by the participant on the date on which the participant's service terminated, may be exercised within one year (or such longer period as determined by the Board, in its discretion) after the date on which the participant's service terminated, but in any event no later than the option expiration date. Any restricted stock held by such participant with respect to which all restrictions have not lapsed will be forfeited immediately.

    TRANSFERABILITY. During the lifetime of the participant, an incentive stock option will be exercisable only by the participant or the participant's guardian or legal representative. No incentive stock option may be assignable or transferable by the participant, except by will or by the laws of descent and distribution. Participants may transfer nonstatutory stock options only as provided by the Board. Unless the Company otherwise agrees in writing, shares of stock acquired under the 2000 Plan may not be sold, or otherwise transferred, other than by will or under the laws of descent and distribution upon the participant's death, until and unless (i) any holding period or other restriction on such a sale or other transfer has expired, and (ii) the Company has waived in writing any right to buy back such shares that it may have under the applicable option agreement or restricted stock agreement.

    STOCKHOLDER APPROVAL. The 2000 Plan or any increase in the maximum aggregate number of shares of stock issuable thereunder (the "Authorized Shares") must be approved by the stockholders of the Company within 12 months after the date of adoption thereof by the Board. Options granted prior to stockholder approval of the 2000 Plan or in excess of the authorized shares previously approved by the stockholders may become exercisable no earlier than the date of stockholder approval of the 2000 Plan or such increase in the authorized shares, as the case may be. Options granted to executive officers that are designated as performance based under Section 162(m) of the Code must be contingent on stockholder approval of the material terms of the 2000 Plan to the extent required under Section 162(m) of the Code.

    AMENDMENTS TO THE 2000 PLAN. The Board or the Stock Option Committee may amend or discontinue the 2000 Plan at any time subject to certain restrictions set forth in the 2000 Plan. Except in limited circumstances, no amendment or discontinuance may adversely affect any previously granted option or restricted stock award without the consent of the recipient thereof.

    EXCESS PARACHUTE PAYMENTS. In no event will any Participant be entitled to any right or any amount that would be an "excess parachute payment" except as the Board specifically provides in individual participant's stock option agreements or restricted stock agreements. In the event the Board determines that an Excess Parachute Payment would result, then, at the option of the Board as set forth in the individual Participant's Agreement, payments to the Participant may be reduced, a "gross up" payment may be made to the participant, or the Board will have the option to take equitable actions in the best interests of the Company, as explained in the 2000 Plan and each participant's agreements. The participant must take all action necessary in accordance with the 2000 Plan in the event of any claim by the Internal Revenue Service that, if successful, would require payment by the Company of a gross up payment.

    FEDERAL INCOME TAX CONSEQUENCES. The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations and does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code of 1986 (the "Code"). In addition, state, local and foreign income tax consequences may be applicable to transactions involving options or restricted stock. The following description does not address specific tax consequences applicable to an individual participant who receives an option and does not address special rules that may be applicable to directors and officers.

    STOCK OPTIONS. Under existing federal income tax provisions, a participant who receives options will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, upon the grant of an option.

    When a non-qualified stock option granted pursuant to the 2000 Plan is exercised, the employee generally will realize ordinary income (compensation) measured by the difference between the aggregate purchase price of the common stock as to which the option is exercised and the aggregate fair market value of the common stock on the exercise date, and the Company generally will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income. Any taxable income recognized in connection with a non-qualified stock option exercised by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The basis for determining gain or loss upon a subsequent disposition of common stock acquired upon the exercise of a non-qualified stock option will be the purchase price paid to the Company for the common stock increased by an amount included in the optionee's taxable income resulting from the exercise of such option. The holding period for determining whether gain or loss on such subsequent disposition is short-term or long-term generally begins on the date on which the optionee acquires the common stock.

    An employee generally will not recognize any income upon the exercise of an incentive stock option, but the exercise may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided that the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "Required Holding Periods"). An employee disposing of such shares before the expiration of the Required Holding Periods will recognize ordinary income equal to the lesser of (i) the difference between the option price and the fair market value of the stock on the date of exercise, or (ii) the total amount of gain realized. The remaining gain or loss is generally treated as short term or long-term gain or loss depending on how long the shares are held. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of Common Stock received upon exercise before the expiration of the Required Holding Periods.

    RESTRICTED STOCK. A restricted stock award is not currently taxable income to a participant for so long as the stock is subject to a substantial risk of forfeiture and cannot be transferred free of forfeiture. The participant will generally be taxed on compensation income equal to the fair market value of the stock on the date the restrictions on the shares lapse.

    The participant may elect under Section 83(b) of the Code, however, to be taxed immediately on the value of the shares awarded as of the date of grant. Such an election must be made within 30 days after the award of shares and must be filed with the Internal Revenue Service. If the Participant makes the
Section 83(b) election and subsequently forfeits his or her shares, no deduction is permitted with respect to the forfeiture.

    The participant's tax basis in shares acquired through a stock award equals the amount of compensation income recognized upon vesting (or upon grant, in the case of a Section 83(b) election). Generally, if the participant subsequently sells the shares, any gain or loss will be capital.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    In considering whether to vote for approval of the 2000 Plan, stockholders should be aware that each of the directors, nominees for director and executive officers will be eligible for, and have received, option grants or restricted stock awards under the 2000 Plan.

COMPARISON OF STOCKHOLDER RETURN

    The following graph compares the cumulative total return of the common stock during the period commencing June 30, 1995, to June 30, 2000, with the S&P 500 Index and the Dow Jones Industry Group CNO-Casinos (which includes 31 companies). The S&P 500 Index includes 500 United States companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization.

    The graph depicts the results of investing $100 in the common stock of the Company (at the closing price of $11.125 per share on June 30, 1995, adjusted to give effect to the Stock Split), the S&P 500 Index and the Dow Jones Industry Group CNO-Casinos at their closing prices on June 30, 1995. The graph assumes that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            ANCHOR    DOW JONES   S&P 500
DOLLARS     GAMING    GROUP CNO    INDEX
-------    --------   ---------   --------
 6/30/95    100.00     100.00      100.00
 9/29/95    113.48      90.33      107.95
12/29/95    102.25      78.83      114.45
 3/29/96    144.94      94.01      120.59
 6/28/96    270.79     107.27      126.00
 9/30/96    279.78      88.00      129.90
12/31/96    180.90      80.18      140.73
 3/31/97    125.28      67.98      144.50
 6/30/97    214.61      69.97      169.73
 9/30/97    398.88      84.23      182.44
12/31/97    250.56      69.14      187.68
 3/31/98    333.71      77.49      213.86
 6/30/98    348.88      70.92      220.92
 9/30/98    257.30      44.93      198.94
12/31/98    253.37      51.15      241.31
 3/31/99    196.63      62.30      253.33
 6/30/99    216.01      80.87      271.19
 9/30/99    267.42      91.81      254.26
12/31/99    195.22      92.03      292.09
 3/31/00    170.51      81.93      298.79
 6/30/00    215.45      92.71      290.85

    The stock price performance depicted in the performance graph is not necessarily indicative of future price performance. The performance graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act, except to the extent that the Company specifically incorporates the graph by reference.

                             STOCKHOLDER PROPOSALS

    A proper proposal submitted by a Company stockholder for presentation at the Company's 2001 annual stockholder meeting and/or for inclusion in the Company's 2001 proxy statement and received at the Company's executive office by June 29, 2001 will be eligible, subject to applicable laws, for presentation at the 2001 Annual Stockholder Meeting and to be included in the Company's proxy statement and form of proxy relating to such annual meeting.

    Stockholders wanting to properly submit any business at the 2001 annual stockholder meeting must give written notice to the Secretary of the Company at the address set forth on the cover page of this proxy statement.

    Stockholders wanting to present proposals for action at the 2001 annual meeting of stockholders must give written notice, in accordance with
Article II, Section 9 of the Amended and Restated Bylaws of the Company, to the Secretary of the Company at the address set forth on the cover page of this proxy statement (i) not later than 60 days following the end of the Company's fiscal year 2001 or (ii) at the close of the business day on the fifth business day following the day public disclosure was made of the date of the annual stockholder meeting. Stockholder proposals must also be presented to the annual stockholder meeting in person by the stockholder submitting such proposal or a representative who is qualified under Nevada law to present the proposal on the stockholder's behalf. The chairman presiding at any meeting of the stockholders may, in his or her sole discretion, refuse to allow a stockholder or the stockholder's representative to present any proposal that the Company would not be required to include in a proxy statement pursuant to any rule promulgated by the Securities and Exchange Commission.

                        PERSONS MAKING THE SOLICITATION

    The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies on the accompanying form will be paid by the Company. Officers or employees of the Company may solicit proxies by mail, telephone, or facsimile. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Common Stock.

                              INDEPENDENT AUDITORS

    Deloitte & Touche LLP, independent certified public accountants, has been selected by the Board of Directors as the Company's independent auditor for the fiscal year 2001. Representatives of Deloitte & Touche, who were also the Company's independent auditors for the fiscal year 2000, are expected to be present at the annual stockholder meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

    The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this proxy statement. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote in accordance with their best judgment in the interest of the Company.

    The Company will provide, without charge, to each person to whom a copy of this proxy statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of the annual report on Form 10-K of the Company. Requests should be directed to CHIEF FINANCIAL OFFICER, C/O ANCHOR GAMING, 815 PILOT ROAD, SUITE G, LAS VEGAS, NEVADA 89119.

                                          By Order of the Board of Directors

                                          /s/ Thomas J. Matthews

                                          Thomas J. Matthews
                                          CHIEF EXECUTIVE OFFICER
                                          AND PRESIDENT

November 22, 2000

                                                                       EXHIBIT A

                                 ANCHOR GAMING
                        EXECUTIVE STOCK OPTION AGREEMENT

    THIS AGREEMENT, dated as of September 24, 2000, is by and between Anchor
Gaming, a Nevada corporation ("ANCHOR GAMING"), and             (the
"PARTICIPANT").

                                    RECITALS

    The Board of Directors of Anchor Gaming has adopted the Anchor Gaming 2000 Stock Incentive Plan (the "2000 PLAN") to enable directors, officers, and employees of Anchor Gaming and its majority-owned subsidiaries to acquire shares of Common Stock, $.01 par value, of Anchor Gaming ("COMMON STOCK") in accordance with the provisions of the 2000 Plan.

    The 2000 Plan is subject to the approval of the stockholders of the Company at the next annual meeting of stockholders.

    All Options granted under this Agreement that Vest on the consummation of the Fulton Transactions (as defined in ATTACHMENT A) are granted under and will be subject to the terms of the Anchor Gaming 1995 Stock Option Plan (as amended, the "1995 PLAN").

    The Board of Directors (the "BOARD") has selected Participant to participate in the 1995 Plan and the 2000 Plan and has determined to grant Participant the right and option to purchase shares of Common Stock in accordance with the terms and conditions of this Agreement, provided that if any change is made in the shares of Common Stock (including, but not limited to, changes by stock dividend, Stock Split, merger or consolidation, but not including the issuance of additional shares for consideration), the Board of Directors or the Committee appointed to administer the Plan (the "COMMITTEE"), will make such adjustments in the number and kind of shares (which may consist of shares of a surviving corporation to a merger) that may thereafter be optioned and sold under the 1995 Plan or the 2000 Plan, as applicable, and the number and kind of securities or other property (which may consist of shares of a surviving corporation to a merger) and purchase price per share of shares subject to outstanding Stock Option Agreements under the 1995 Plan and the 2000 Plan as the Board of Directors or the Committee determines are equitable to preserve the respective rights of the Participants under the 1995 Plan or the 2000 Plan, as applicable.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and other terms and conditions set forth in this Agreement, Anchor Gaming and Participant agree as follows:

    1. DEFINITIONS. As used in this Agreement, the following terms have the meanings indicated:

        (a) "CAUSE" means that the Board reasonably finds that any one or more of the following events has occurred: (i) performance by Participant of illegal or fraudulent acts, criminal conduct, or willful misconduct relating to the activities of the Company, including, without limit, violation by Participant of any material gaming laws or regulations, which violation materially and adversely affects the ability of Participant to perform his duties to the Company or may subject the Company to liability;
    (ii) conviction of, or nolo contendere plea by Participant to, any criminal acts involving moral turpitude having a material adverse effect upon the Company, including, without limitation, upon its profitability, reputation, or goodwill; (iii) willful and material disregard of any reasonable directive(s) from the Board that are not inconsistent with the terms of any contract with the Company to which Participant is party, PROVIDED that the Board will provide Participant with written notice that such event has occurred ("NOTICE OF DISREGARD") and will further allow Participant 30 days in which to cure such disregard, and PROVIDED FURTHER that the Board will provide an opportunity for Participant to be heard if there is no cure within 30 days of the Notice of Disregard; (iv) breach of fiduciary duty, PROVIDED that the Board will provide Participant with written notice that such event has occurred ("NOTICE OF BREACH OF FIDUCIARY DUTY") and will further allow Participant 30 days in which to cure such breach of fiduciary duty, and PROVIDED FURTHER that the Board will allow an opportunity for Participant to be heard if there is no cure within 30 days of the Notice of Breach of Fiduciary Duty; (v) material violation, not cured in a reasonable time after notice from the Company, by Participant of any of the covenants and agreements contained in any agreement with the Company to which Participant is party; (vi) failure or inability of Participant to obtain or maintain required gaming licenses or approvals.

        (b) "CHANGE OF CONTROL" means the occurrence of any of the following events, as a result of one transaction or a series of transactions: (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), but excluding the Company, its affiliates, and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Anchor Gaming representing more than 50% of the combined voting power of the Anchor Gaming's then outstanding securities;
    (ii) individuals who constitute a majority of the Board of Directors of the Company immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election;
    (iii) Anchor Gaming is combined (by merger, share exchange, consolidation, or otherwise) with another entity and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting entity are owned in the aggregate by the former shareholders of Anchor Gaming;
    (iv) the Company sells, leases, or otherwise transfers all or a majority of all of its properties, assets or income or revenue generating capacity to another person or entity; (v) a dissolution or liquidation of Anchor Gaming or; (vi) any other transaction or series of transactions is consummated that results in a required disclosure under Item 1 of Form 8-K or successor form.

        (c) "COMPANY" means Anchor Gaming and its majority-owned subsidiaries.

        (d) "CONFIDENTIAL INFORMATION" means all written, machine-reproducible, oral and visual data, information, and material, including, but not limited to, business, financial, and technical information, records regarding sales, price and cost information, marketing plans, customer names, customer lists, sales techniques, manufacturing or distribution plans or procedures; and computer programs, documents, and records (including those that Participant develops in the scope of his or her employment) that (i) the Company or any of its customers or suppliers treats as proprietary or confidential through markings or otherwise, (ii) relates to the Company or any of its customers or suppliers or any of their business activities, products, or services (including software programs and techniques) and is competitively sensitive and not generally known in the relevant trade or industry, or (iii) derives independent economic value from not being generally known to, and is not readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Confidential Information does not include any information or material that is approved by Anchor Gaming for unrestricted public disclosure.

        (e) "EXPIRATION DATE" means the date and time as of which the Option expires, which is the earlier of (i) the close of business on the date one
    (1) year after the entire Option has Vested or (ii) the date and time as of which all rights to exercise the Option are terminated under SECTION 2(E).

        (f) "MARKET VALUE" of a share of Purchased Stock on a given date means
    (i) if the Purchased Stock is Publicly Traded, the closing sale price for Purchased Stock, as determined in good faith by the Board of Directors, on such date or, if no closing sale price is available for such date, on the most recent prior date for which a closing sale price is available or, if no closing sale price is available, the closing bid price, as so determined, on such date or, if no closing bid price is available for such date, the closing bid price on the most recent prior date for which a closing bid price is available, or (ii) if the Purchased Stock is not Publicly Traded, its fair market value, as determined in good faith by the Board of Directors, as of such date.

        (g) "NET INVESTMENT PROCEEDS," with respect to any share of Purchased Stock sold or otherwise transferred by Participant or Participant's successor in interest, means the greater of the value of the gross proceeds received for such share or the Market Value of such share on the date of sale or transfer less, in either case, (i) the exercise price of the Option for such share, (ii) any reasonable and customary commission actually paid for the sale or transfer, and (iii) the verified amount of any income taxes paid or payable on the sale or transfer.

        (h) "OPTION" means the right and option to purchase shares of Common Stock evidenced by this Agreement.

        (i) "PUBLICLY TRADED" means Common Stock has been listed on a registered national securities exchange or approved for quotation in the Nasdaq-Registered Trademark- National Market ("NASDAQ") or another national securities exchange of automated quotation service.

        (j) "PURCHASED STOCK" means any security or property purchased upon the exercise of this Option, together with any successor security, property or cash issued or distributed by Anchor Gaming or any successor entity, whether by way of merger, consolidation, share exchange, reorganization, liquidation, recapitalization, or otherwise.

        (k) "TRANSFER" or "TRANSFER" or derivations thereof includes any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition or any interest in this Agreement, the Option, or securities issued on exercise of this Option."

        (l) "VEST," "VEST," or derivations thereof with respect to any Option issued under this Agreement, means receiving the right to exercise the Option.

        (m) "VESTING PERIOD" means the period of time commencing on the date of this Agreement and ending on the date on which the entire Option has vested.

    2.  GRANT OF OPTION; PURCHASE OF STOCK.

        (a) Subject to the terms, conditions, and restrictions set forth in the 1995 Plan and the 2000 Plan, as applicable, and in this Agreement, Anchor Gaming hereby grants to Participant, and Participant hereby accepts from Anchor Gaming, the Option to purchase from Anchor Gaming the number of shares of Common Stock specified in ATTACHMENT A to this Agreement, at the exercise price so specified, which option will vest in Participant in accordance with the Vesting Schedule set forth on ATTACHMENT A to this Agreement. The Option will continue to vest only for as long as Participant is an employee of Company, unless the Board or the Committee, in its sole discretion, agrees in writing otherwise. Participant will have the right to exercise the Option and purchase Common Stock after the Option vests as provided in SECTION 2(D).

        (b) The exercise price of shares as to which the Option is exercised must be paid to Anchor Gaming at the time of the exercise either in cash or in such other consideration as the Board or the Committee may approve consistent with the 1995 Plan or the 2000 Plan, as applicable, or a combination of cash and such other consideration having a total fair market value, as determined by the Board or the Committee, equal to the purchase price.

        (c) The Option is only exercisable as to vested Options. If Participant is subject to termination for Cause or voluntary termination, Participant may only exercise only those vested Options held by Participant at the time of termination.

        (d) Notwithstanding the other provisions of this Agreement or ATTACHMENT A, if Participant is terminated from employment with the Company without Cause, Options not yet vested under ATTACHMENT A will vest immediately.

        (e) Once vested, (i) if the Participant ceases to be an employee of the Company for any reason whatsoever, voluntary or involuntary, other than death, the Option may be exercised only until

    5:00 p.m. Las Vegas time on the business day immediately preceding the first anniversary of such cessation the date of cessation of employment and in any case no later than the Expiration Date, and (ii) if the Participant ceases to be an employee because of death of the Participant, the Option may be exercised by the Participant's estate only for two years after the Participant's death and in any case no later than the Expiration Date.

        (f) Notwithstanding any other provision of this Agreement, in the event of Change of Control, Options not yet vested under ATTACHMENT A will vest immediately.

        (g) In the event that the total compensation paid to Participant as severance in the event of a Change of Control, taking into account all cash severance payments, shares of stock, accelerated vesting of stock options, and bonuses, if any (such payments being the "SEVERANCE PAYMENT"), is found to constitute "an excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), then Anchor Gaming will pay to Participant, in addition to the compensation paid as the Severance Payment, an additional amount (the "additional amount") which, after reduction for income taxes and excise taxes on the additional amount, is sufficient to provide for the payment of any excise tax that may be due by Participant on the Severance Payment.

    3. RESTRICTIONS ON TRANSFER. The Option may not be sold or otherwise transferred and is exercisable only by Participant during Participant's lifetime unless the transfer is by will or the laws of descent and distribution upon Participant's death. Anchor Gaming is not obligated to recognize any purported sale or other transfer of the Option or any Purchased Stock in violation of this
Section 3 and, unless it elects to do otherwise, may treat any such purported sale or transfer as null, void, and of no effect.

    4. RIGHTS TO BUY BACK PURCHASED STOCK AND TO REQUIRE PAYBACK OF CERTAIN PROFITS.

        (a) If Participant has engaged in any conduct prohibited by SECTION 5, Anchor Gaming will have the right exerciseable until the expiration of 395 days after termination of employment (i) to cancel any unexercised Option, whether or not vested, and to buy back from Participant any shares of Purchased Stock then owned by Participant, at a purchase price equal to the price per share paid by Participant for the shares, and (ii) to require Participant to pay back to Anchor Gaming in cash the Net Investment Proceeds with respect to any shares of Purchased Stock sold or otherwise transferred by Participant.

        (b) Whenever Anchor Gaming has a right to buy back shares of Purchased Stock or to require Participant to pay back to Anchor Gaming Participant's Net Investment Proceeds with respect to any shares of Purchased Stock under this SECTION 4, Anchor Gaming may exercise its right by notifying Participant or the subsequent holder of Anchor Gaming's election to exercise its right within the designated exercise period. In the case of a buyback under SECTION 4(A), the giving of such notice will give rise to an obligation on the part of Participant or the subsequent holder to tender to Anchor Gaming, within 10 days, any previously issued certificate representing shares of Purchased Stock to be bought back, duly endorsed in blank or having a duly executed stock power attached in proper form for transfer free and clear of any claim by any other person or entity. If any such certificate is not tendered within 10 days, Anchor Gaming may cancel any outstanding certificate representing shares to be bought back. Anchor Gaming is required to tender the purchase price for shares to be bought back under this SECTION 4 within 20 days of giving notice of its election to exercise its right to buy back shares. If the person from whom the shares are to be bought back has not complied with an obligation to return a certificate representing shares to be bought back, however, Anchor Gaming is not required to tender the purchase price until 20 days after the certificate is duly returned or 20 days after it cancels the certificate, whichever occurs first.

        (c) The provisions of this SECTION 4 will expire on the occurrence of a Change of Control.

    5. COMPETITION AND NON-DISCLOSURE. Participant acknowledges that: (i) in the course and as a result of employment with the Company, Participant will obtain special training and knowledge and will come in contact with the Company's current and potential customers, which training, knowledge, and contacts would provide invaluable benefits to competitors of the Company;
(ii) the Company is continuously developing or receiving Confidential Information, and that during Participant's employment he or she will receive Confidential Information from the Company, its customers and suppliers and special training related to the Company's business methodologies; and
(iii) Participant's employment by Company creates a relationship of trust that extends to all Confidential Information that becomes known to Participant. Accordingly, and as a material inducement to Anchor Gaming to grant this Option to Participant and other good and valuable consideration, Participant agrees that Anchor Gaming will be entitled, as its sole remedy under this Agreement, to terminate all rights to exercise the Option and to exercise the rights specified in SECTION 4 if Participant does any of the following without the prior written consent of the Company:

        (a) while employed by the Company or within one year thereafter:

           (i) directly or indirectly engages in, owns or controls an interest in (except as to those investments held at the effective date of this agreement or as a passive investor in publicly held companies, i.e., Participant and Participant's spouse or lineal descendants do not own of record, or beneficially, an aggregate of more than two percent (2%) of any class of outstanding securities) or acts as an officer, director, or employee of, or consultant or adviser to, any firm, corporation, institution or entity, directly or indirectly in competition with or engaged in a business substantially similar to that of the Company in the United States or in any foreign country in which the Company during the term of the Participant's employment sold, marketed, provided or solicited to sell, market or provide products or services, including the development, manufacture, sale or marketing of products, services, devices, instruments, methods or techniques (or any related services or activities) similar to any products, services, devices, instruments, methods or techniques that the Company was engaged in the development of, manufacturing, selling, or marketing, or had under consideration to do the same (whether or not such products, devices, instruments, methods or techniques or the technology related thereto were obtained from Participant), during the term of the Participant's employment with the Company;

           (ii) solicits or performs services in any manner that the Board of Directors reasonably and in good faith determines, after request by the Participant, is detrimental to the business or financial condition of the Company, as an employee, independent contractor, or otherwise, for any person or entity (including any affiliates or subsidiaries of that person or entity) that is or was a customer or prospect of the Company during the six months before Participant's employment with the Company ended if Participant solicited business from or performed services for that customer or prospect while employed by the Company; or

          (iii) recruits, hires, or assist, directly or indirectly, anyone to recruit or hire anyone who was an employee of the Company, within the six months before Participant's employment with the Company ended; or

        (b) discloses or uses any Confidential Information, except in connection with the good faith performance of Participant's duties as an employee; or fails to take reasonable precautions against the unauthorized disclosure or use of Confidential Information; fails, upon Anchor Gaming' request, to execute and comply with a third party's agreement to protect its confidential and proprietary information; solicits or induces the unauthorized disclosure or use of Confidential Information; or fails to return on Anchor Gaming's request any and all Confidential Information in the Participant's care, custody, or control.

        The existence of any claim or cause of action of Participant against the Company, whether predicated on this Agreement or otherwise, will not constitute a defense of the Company's enforcement of the covenants set forth in this SECTION 5. The Participant hereby submits to the jurisdiction of the courts of the State of Nevada and federal courts therein for the purposes of any actions or proceedings instituted by the Company to obtain such injunctive relief. Participant further acknowledges and agrees that the obligations contained in SECTION 5 of this Agreement are fair, do not unreasonably restrict Participant's further employment and business opportunities, and are commensurate with the compensation arrangements set out in this Agreement. The covenants contained in SECTION 5 will each be construed as an Agreement independent of any other provision of this Agreement. Both parties intend to make the covenants of
    SECTION 5 binding only to the extent that it may be lawfully done under existing applicable laws.

        If any court of competent jurisdiction finds any provision of this
    SECTION 5 to be unreasonable as to substantive scope, duration or geographic scope, then the Participant expressly agrees that, at Anchor's sole discretion, and in addition to any other remedies at law or equity that may be available to Anchor Gaming: (i) such provision will be considered to be amended to provide the broadest scope of protection to the Company that such court would find reasonable and enforceable or (ii) Anchor Gaming may require that this Agreement be rescinded.

        This SECTION 5 of this Agreement will survive either termination of the employment relationship or termination of this Agreement for the full period set forth in this SECTION 5.

    6. COMPLIANCE WITH SECURITIES LAWS. Participant agrees that neither Participant nor any successor in interest of Participant will sell or otherwise transfer the Option or any shares of Purchased Stock in any way that might result in a violation of any federal or state securities laws or regulations. Participant acknowledges and agrees that Anchor Gaming may require Participant or any subsequent holder of the Option or of any shares of Purchased Stock to provide Anchor Gaming, prior to any sale or other transfer, with such other representations, commitments, and opinions regarding compliance with applicable securities laws and regulations as Anchor Gaming may deem necessary or advisable. Anchor Gaming agrees to use its best efforts to cause a registration statement covering resales of the Purchased Shares to be filed with the Securities and Exchange Commission and to be effective, and to list the Purchased Shares on Nasdaq and any other securities exchange on which the common stock of Anchor Gaming is listed for trading.

    7. STOCK CERTIFICATES; RIGHTS AS SHAREHOLDER. All certificates representing shares of Purchased Stock will bear such legends as the Board determines are necessary or appropriate. Whether or not certificates representing shares of Purchased Stock have been issued or delivered, Participant will have all the rights of a shareholder of Purchased Stock, including voting, dividend and distribution rights, with respect to shares of Purchased Stock owned by Participant. Participant will not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option before the date of issuance to Participant of shares upon exercise of the Option.

    8. INCOME TAX WITHHOLDING. Participant will, upon request by the Company, reimburse the Company for, or the Company may withhold from sums or property otherwise due or payable to Participant, any amounts the Company is required to remit to applicable taxing authorities as income tax withholding with respect to the Option or any Purchased Stock. If shares of Purchased Stock are withheld for such purpose, they will be withheld at Market Value. If Participant fails to reimburse the Company for any such amount when requested, the Company has the right to recover that amount by selling or canceling sufficient shares of any Purchased Stock held by Participant.

    9. COMPLIANCE WITH PLANS. Participant acknowledges receipt of a copy of the 2000 Plan and the 1995 Plan and further acknowledges that this Agreement is entered into, and the Option is granted, pursuant to the applicable Plan. If the provisions of such Plans are inconsistent with the provisions of this Agreement, the provisions of such Plans supersede the provisions of this Agreement.

    10. NOTICES. Any notice to Anchor Gaming or the Company that is required or permitted by this Agreement will be addressed to the attention of the Secretary of Anchor Gaming at its principal office. Any notice to Participant that is required or permitted by this Agreement will be addressed to Participant at the most recent address for Participant reflected in the appropriate records of the Company. Either party may at any time change its address for notification purposes by giving the other written notice of the new address and the date upon which it will become effective. Whenever this Agreement requires or permits any notice from one party to another, the notice must be in writing to be effective and, if mailed, will be deemed to have been given on the third business day after the same is enclosed in an envelope, addressed to the party to be notified at the appropriate address, properly stamped, sealed, and deposited in the United States mail, and, if mailed to the Company, by certified mail, return receipt requested.

    11. REMEDIES. Anchor Gaming is entitled, in addition to any other remedies it may have at law or in equity, to temporary and permanent injunctive and other equitable relief to enforce the provisions of this Agreement. Any action to enforce the provisions of, or relating to, this Agreement may be brought in the state or federal courts having jurisdiction in the State of Nevada. By signing this Agreement, Participant consents to the personal jurisdiction of such courts in any such action.

    12. ASSIGNMENT. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors, and assigns. However, Participant does not have the power or right to assign this Agreement without the prior written consent of Anchor Gaming.

    13. ATTORNEYS' FEES. If any legal proceeding is brought to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

    14. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable for any reason, the validity and enforceability of all other provisions of this Agreement will not be affected.

    15. HEADINGS. The section headings used herein are for reference and convenience only and do not affect the interpretation of this Agreement.

    16. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CHOICE OF LAW RULES IN SUCH LAW OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

    17. ENTIRE AGREEMENT. This Agreement, together with the 1995 Plan and the 2000 Plan, as applicable, and any procedure adopted by the Board or the Committee under the Plan, constitutes the entire agreement between the parties with respect to its subject matter and may be waived or modified only in writing.

    IN WITNESS WHEREOF, and intending to be legally bound hereby, Participant and a duly-authorized representative of Anchor Gaming have executed this Agreement as of the date first above written.

PARTICIPANT                                 ANCHOR GAMING

                                            By:
-----------------------------------------           -----------------------------------------
Signature

                                            Title:
-----------------------------------------           -----------------------------------------
Printed Name

                               CONSENT OF SPOUSE

    As the spouse of Participant, I consent to be bound by this Stock Option Agreement and agree that this consent will be binding on my interest under this Agreement and on my heirs, legatees, and assigns.

                                               --------------------------------------------
                                               Signature

                                               --------------------------------------------
                                               Printed Name

                        EXECUTIVE STOCK OPTION AGREEMENT

                            ------------------------

1.   Exercise Price:             $71.875 per Share.

2.   Number of Options granted:

3.   Expiration Date:            As defined in SECTION 1(d) of this Agreement.

4.   Vesting Schedule:

     Twenty percent (20%) of the Number of Options granted specified in Item 2 above will
     Vest upon closing of the transactions contemplated by the Stock Purchase Agreement dated as of September 24, 2000 between Anchor Gaming and the Fulton Parties named therein.
     Thereafter, beginning on March 31, 2001, 5% of the Number of Options granted specified in Item 2 above will vest, and 5% will vest on each subsequent June 30, September 30,
     December 31 and March 31, until all Options have vested.

                                                                       EXHIBIT B

                                 ANCHOR GAMING
                        DIRECTOR STOCK OPTION AGREEMENT

    THIS AGREEMENT (this "AGREEMENT"), effective as of September 24, 2000 is made and entered into by and between Anchor Gaming, a Nevada Company (the
"COMPANY"), and             (the "OPTIONEE").

                                   RECITALS:

    A. This Agreement is entered into in conjunction with and subject to the Anchor Gaming 2000 Stock Incentive Plan (the "2000 PLAN") and the Anchor Gaming 1995 Stock Option Plan (as amended, the "1995 PLAN").

    B. The entire Board of Directors has approved the grant of the Option under this Agreement to the Optionee.

    C. The 2000 Plan is subject to the approval of the stockholders of the Company and the next annual meeting of Stockholders.

    D. All Options granted under this Agreement that vest on the consummation of the Fulton Transactions (as defined in ATTACHMENT A) are granted under and will be subject to the terms of the 1995 Plan.

    NOW, THEREFORE, in consideration of the premises and mutual covenants and promises set forth in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

    1. GRANT OF OPTION. The Company hereby grants to the Optionee, upon the terms and subject to the conditions, limitations, and restrictions set forth in this Agreement, an option (the "OPTION") to acquire 25,000 shares of Common Stock, par value $.01 per share of the Company (the "COMMON STOCK"), at an exercise price per share of $71.875 (the "EXERCISE PRICE"). The Optionee hereby confirms his acceptance of the Option from the Company.

    2.  EXERCISE.

        (a) The Option will vest in accordance with ATTACHMENT A. Notwithstanding any other provision of the Agreement, in the event of a Change of Control (as defined below), the Options of the Optionee under this Agreement will become immediately exerciseable and constitute an Exercisable Portion. Such Options will remain fully exercisable for one year from the date of the Change of Control. As used in this Agreement, "CHANGE OF CONTROL" means the occurrence of any of the following events, as a result of one transaction or a series of transactions: (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the "EXCHANGE ACT"), but excluding the Company, its affiliates, and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; (ii) individuals who constitute a majority of the Board of Directors of the Company immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election; (iii) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another entity and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting entity are owned in the aggregate by the former shareholders of the Company; (iv) the Company sells, leases, or otherwise transfers all or a majority of all of its properties, assets, or income or revenue generating capacity to another person or entity; (v) a dissolution or liquidation of the Company or; (vi) any other transaction or series of transactions is consummated that results in a required disclosure under Item 1 of Form 8-K or successor form.

    In order to exercise the Option with respect to any Exercisable Portion, the Optionee will provide written notice (the "EXERCISE NOTICE") to the Company at its principal executive office stating the number of shares in respect of which the Option is being exercised. The Exercise Notice must be signed by the Optionee and must include his complete address and social security number. If the person exercising the Option is a transferee of the Optionee by will or under the laws of descent and distribution, the Exercise Notice must be accompanied by appropriate proof of the right of such transferee to exercise this Option. At the time of exercise, the Optionee will pay to the Company the exercise price per share set forth in SECTION 1 times the number of shares as to which the Option is being exercised. Subject to the terms of the 1995 Plan and the 2000 Plan, as applicable, the Optionee will make such payment (i) by certified check; (ii) by the delivery of shares of Common Stock having a Fair Market Value (defined below) on the date immediately preceding the exercise date equal to the aggregate exercise price; or (iii) cancellation of the Option with respect to a number of shares of Common Stock having an aggregate Fair Market Value on the date immediately preceding the date of exercise that exceeds the aggregate Exercise Price by the amount of the Exercise Price due with respect to such Exercise Notice. If the Option is exercised in full, the Optionee will surrender this Agreement to the Company at the Company's option for cancellation. If the Option is exercised in part, the Optionee will surrender this Agreement to the Company, at the Company's option, so that the Company may make appropriate notation on this Agreement or cancel this Agreement and issue a new agreement representing the unexercised portion of the Option. The Option may not be exercised for less than 100 shares at a time or the remaining shares purchasable under the Option, if less than 100 shares. "FAIR MARKET VALUE" means
(i) the last reported sale price, regular way, of the Common Stock on the Nasdaq National Market or other market or exchange on which the Common Stock is traded; or (ii) if there is no reported price information for the Common Stock, the Fair Market Value as determined in good faith by the Board of Directors.

        (b) If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended (the "ACT"), the Option may be exercised by a broker-dealer acting on behalf of the Optionee if (i) the broker-dealer has received from the Optionee or the Company a fully and duly endorsed agreement evidencing such option, together with instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Optionee have otherwise complied with
    Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

        (c) The Option will be exercisable during the lifetime of the Optionee only by the Optionee. To the extent exercisable after the Optionee's death, the Option will be exercised only by the Optionee's representatives, executors, successors, or beneficiaries.

    3. EXPIRATION OF OPTION. The Option will expire, and will not be exercisable with respect to any Exercisable Portion as to which the Option has not been exercised, on the first to occur of: (a) the eleventh anniversary of the Award Date; or (b) one year after the effective date of any Change of Control.

    4. TAX WITHHOLDING. Any provision of this Agreement to the contrary notwithstanding, the Company may take such steps as it deems necessary or desirable for the withholding of any taxes that it is required by law or regulation of any governmental authority, federal, state, or local, domestic or foreign, to withhold in connection with any of the shares of Common Stock subject to this Agreement, including requiring the Optionee to pay to the Company the amount of such withholding tax before the Company issued any shares pursuant to the exercise of the Option.

    5. DILUTION. If the number of shares of Common Stock outstanding is changed by reason of a stock dividend, Stock Split, recapitalization, or combination of shares, the number of shares of Common Stock then issuable upon exercise of the Option and the exercise price per share will be appropriately adjusted. In the event of any merger, consolidation, reorganization, recapitalization of the Company or similar transaction pursuant to which holders of the Common Stock receive other securities or property (a "REORGANIZATION TRANSACTION"), then upon any subsequent exercise of the Option, the Optionee will be entitled to receive, for each share of Common Stock issuable upon exercise of the Option prior to such Reorganization Transaction, the number and kind of securities and other property received in respect of one share of Common Stock as a result of such Reorganization Transaction.

    6. TRANSFER OF OPTION. The Optionee will not, directly or indirectly, sell, transfer, pledge, encumber, or hypothecate ("TRANSFER") any of the Option or the rights and privileges pertaining thereto except for the Exercisable Portion. In addition, the Optionee will not, directly or indirectly, transfer any portion of the Option or any shares of Common Stock acquired upon exercise of the Option other than (a) with the prior written consent of the Company,
(b) by will or the laws of descent and distribution, (c) with respect to shares of Common Stock acquired upon exercise of the Option, pursuant to an effective registration statement filed under the Act, or (d) with respect to shares of Common Stock acquired upon exercise of the Option, pursuant to an exemption from the registration requirements of the Act. Any permitted transferee to whom the Optionee transfers the Option pursuant to (a) or (b) above will agree to be bound by this Agreement. Neither the Option nor the underlying shares of Common Stock is liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of the Optionee, nor will they be subject to garnishment, attachment, execution, levy, or other legal or equitable process.

    7. CERTAIN LEGAL RESTRICTIONS. The Company will not be obligated to sell or issue any shares of Common Stock upon the exercise of the Option or otherwise unless the issuance and delivery of such shares complies with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of the Common Stock may then be listed. As a condition to the exercise of the Option or the sale by the Company of any additional shares of Common Stock to the Optionee, the Company may require the Optionee to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable gaming regulations or federal or state securities laws. The Company will not be liable for refusing to sell or issue any shares if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to lawfully sell or issue such shares. The Company agrees to use its best efforts to cause a registration statement covering resales of the Common Stock issued on exercise of the Option to be filed with the Securities and Exchange Commission and to be effective, and to list such shares on the Nasdaq National Market or other exchange on which the Common Stock is then traded. The shares of Common Stock issued upon the exercise of the Option may not be transferred except in accordance with applicable federal or state securities laws. At the Company's option, the certificate evidencing shares of Common Stock issued to the Optionee will bear appropriate legends restricting transfer under gaming and other applicable law.

    Any Common Stock issued pursuant to the exercise of Options granted pursuant to this Agreement during the Optionee's service as an director or executive officer of the Company under Rule 16b-3 will not be transferred until at least six months have elapsed from the date of grant of such Option to the date of a disposition of the Common Stock underlying such Option.

    8.  MISCELLANEOUS.

        (a) The granting of the Option will impose no obligation upon the Optionee to exercise the Option or any part thereof.

        (b) Neither the Optionee nor any person claiming under or through the Optionee will be or will have any of the rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon the exercise of the Option unless and until certificates representing such shares have been issued and delivered to the Optionee or such Optionee's agent.

        (c) Any notice to be given to the Company under the terms of this Agreement or any deliver of the Option to the Company will be addressed to the Company at its principal executive offices, and any notice to be given to the Optionee will be addressed to the Optionee at the address set forth beneath his signature on this Agreement, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice will be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid. Subject to the limitations in this Agreement on the transferability by the Optionee of the Option and any shares of Common Stock, this Agreement will be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.

        (d) THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAW: OF THE STATE OF NEVADA AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

        (e) If court of competent jurisdiction (in a final determination) or the Board of Directors, by a majority vote of disinterested directors that are Continuing Directors (as defined below) after receipt of a written opinion of independent counsel selected by the Optionee and the Company, determines that any provision of this Agreement (i) is illegal, unenforceable, or void, in whole or in part or (ii) would result in liability for monetary damages for the Company or any of its directors, then the parties will be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable, or void or would result in such damages, and this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable and to eliminate such liability while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives. For the purposes of this Agreement, the term "Continuing Directors" has the meaning given to it Rights Agreement dated as of October 17, 1997 between the Company and The Chase Manhattan Bank, as the Rights Agent, as then in effect.

        (f) All section titles and captions in this Agreement are for convenience only, will not be deemed part of this Agreement, and in no way will define, limit, extend, or describe the scope or intent of any provisions of this Agreement.

        (g) The parties will execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement

        (h) This Agreement constitutes the entire agreement between the parties to this Agreement pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings pertaining to such subject matter.

        (i) No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof will constitute waiver of any such breach or any other covenant, duty, agreement, or condition.

        (j) This Agreement may be executed in counterparts, all of which together will constitute one agreement binding on all the parties to this Agreement, notwithstanding that all such parties are not signatories to the original or the same counterpart.

        (k) No supplement, modification, or amendment of this Agreement or waiver of any provision of this Agreement will be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

    9. COMPLIANCE WITH PLANS. Participant acknowledges receipt of a copy of the 2000 Plan and the 1995 Plan and further acknowledges that this Agreement is entered into, and the Option is granted, pursuant to the applicable Plan. If the provisions of such Plans are INCONSISTENT with the provisions of this Agreement, the provisions of such Plans supersede the provisions of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                       COMPANY:
                                                       ANCHOR GAMING

                                                       By:
                                                            -----------------------------------------
                                                                          T.J. Matthews
                                                                     CHIEF EXECUTIVE OFFICER

                             STOCK OPTION AGREEMENT

                                    VESTING

    Twenty percent (20%) of the number of Options granted under this Agreement will vest upon the closing of the transactions contemplated by the Stock Purchase Agreement dated September 24, 2000 between Anchor Gaming and the Fulton Parties named therein. Thereafter, beginning on March 31, 2001, 5% of the number of Options granted under this Agreement will vest, and 5% will vest on each subsequent June 30, September 30, December 31 and March 31 until all Options have vested.

                                                                       EXHIBIT C

                                 ANCHOR GAMING
                           RESTRICTED STOCK AGREEMENT

    THIS AGREEMENT, dated as of September 24, 2000, is by and between Anchor
Gaming, a Nevada corporation ("ANCHOR GAMING"), and             (the
"PARTICIPANT").

                                    RECITALS

    The Board of Directors of Anchor Gaming has adopted the Anchor Gaming 2000 Stock Incentive Plan (the "2000 PLAN") to enable directors, officers, and employees of Anchor Gaming and its majority-owned subsidiaries to acquire shares of Common Stock, $.01 par value, of Anchor Gaming ("COMMON STOCK") in accordance with the provisions of the 2000 Plan.

    The 2000 Plan is subject to the approval of the stockholders of the Company at the next annual meeting of stockholders.

    The Board of Directors (the "BOARD") has selected Participant to participate in the 2000 Plan and has determined to grant Participant restricted shares of Common Stock in accordance with the terms and conditions of this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and other terms and conditions set forth in this Agreement, Anchor Gaming and Participant agree as follows:

    1. DEFINITIONS. As used in this Agreement, the following terms have the meanings indicated:

        (a) "CAUSE" means that the Board reasonably finds that any one or more of the following events has occurred: (i) performance by Participant of illegal or fraudulent acts, criminal conduct, or willful misconduct relating to the activities of the Company, including, without limit, violation by Participant of any material gaming laws or regulations, which violation materially and adversely affects the ability of Participant to perform his duties to the Company or may subject the Company to liability;
    (ii) conviction of, or nolo contendere plea by Participant to, any criminal acts involving moral turpitude having a material adverse effect upon the Company, including, without limitation, upon its profitability, reputation, or goodwill; (iii) willful and material disregard of any reasonable directive(s) from the Board that are not inconsistent with the terms of any contract with the Company to which Participant is party, PROVIDED that the Board will provide Participant with written notice that such event has occurred ("NOTICE OF DISREGARD") and will further allow Participant 30 days in which to cure such disregard, and PROVIDED FURTHER that the Board will provide an opportunity for Participant to be heard if there is no cure within 30 days of the Notice of Disregard; (iv) breach of fiduciary duty, PROVIDED that the Board will provide Participant with written notice that such event has occurred ("NOTICE OF BREACH OF FIDUCIARY DUTY") and will further allow Participant 30 days in which to cure such breach of fiduciary duty, and PROVIDED FURTHER that the Board will allow an opportunity for Participant to be heard if there is no cure within 30 days of the Notice of Breach of Fidicuary Duty; (v) material violation, not cured in a reasonable time after notice from the Company, by Participant of any of the covenants and agreements contained in any agreement with the Company to which Participant is party; (vi) failure or inability of Participant to obtain or maintain required gaming licenses or approvals.

        (b) "CHANGE OF CONTROL" means the occurrence of any of the following events, as a result of one transaction or a series of transactions: (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), but excluding the Company, its affiliates, and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Anchor Gaming representing more than 50% of the combined voting power of the Anchor Gaming's then outstanding securities;
    (ii) individuals who constitute a majority of the Board of Directors of the Company immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election;
    (iii) Anchor Gaming is combined (by merger, share exchange, consolidation, or otherwise) with another entity and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting entity are owned in the aggregate by the former shareholders of Anchor Gaming;
    (iv) the Company sells, leases, or otherwise transfers all or a majority of all of its properties, assets or income or revenue generating capacity to another person or entity; (v) a dissolution or liquidation of Anchor Gaming or; (vi) any other transaction or series of transactions is consummated that results in a required disclosure under Item 1 of Form 8-K or successor form.

        (c) "COMPANY" means Anchor Gaming and its majority-owned subsidiaries.

        (d) "CONFIDENTIAL INFORMATION" means all written, machine-reproducible, oral and visual data, information, and material, including, but not limited to, business, financial, and technical information, records regarding sales, price and cost information, marketing plans, customer names, customer lists, sales techniques, manufacturing or distribution plans or procedures; and computer programs, documents, and records (including those that Participant develops in the scope of his or her employment) that (i) the Company or any of its customers or suppliers treats as proprietary or confidential through markings or otherwise, (ii) relates to the Company or any of its customers or suppliers or any of their business activities, products, or services (including software programs and techniques) and is competitively sensitive and not generally known in the relevant trade or industry, or (iii) derives independent economic value from not being generally known to, and is not readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Confidential Information does not include any information or material that is approved by Anchor Gaming for unrestricted public disclosure.

        (e) "NET INVESTMENT PROCEEDS," with respect to any share of Restricted Stock sold or otherwise transferred by Participant or Participant's successor in interest, means the greater of the value of the gross proceeds received for such share or the Market Value of such share on the date of sale or transfer less, in either case, (i) $5.00 per share (adjusted to appropriately for any Stock Split, reverse Stock Split, merger, consolidation, or other similar change in the Common Stock), (ii) any reasonable and customary commission actually paid for the sale or transfer, and (iii) the verified amount of any income taxes paid or payable on the sale or transfer.

        (f) "PUBLICLY TRADED" means Common Stock has been listed on a registered national securities exchange or approved for quotation in the Nasdaq-Registered Trademark- National Market ("NASDAQ") or another national securities exchange of automated quotation service.

        (g) "RESTRICTED STOCK" means the shares of restricted stock granted under this Agreement, together with any successor security, property or cash issued or distributed by Anchor Gaming or any successor entity, whether by way of merger, consolidation, share exchange, reorganization, liquidation, recapitalization, or otherwise.

        (h) "TRANSFER" or "TRANSFER" or derivations thereof includes any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition or any interest in this Agreement, the Restricted Stock, or securities issued on exercise of this Option."

        (i) "VEST," "VEST," or derivations thereof with respect to any Restricted Stock issued under this Agreement, means receiving the right to receive a stock certificate evidencing ownership of the stock subject to Restricted Stock grant and to transfer ownership of the shares of formerly Restricted Stock.

    2.  GRANT OF OPTION; PURCHASE OF STOCK.

        (a) Subject to the terms, conditions, and restrictions set forth in the 2000 Plan, and in this Agreement, Anchor Gaming hereby grants to Participant, and Participant hereby accepts from Anchor Gaming, a restricted stock grant of the number of shares of Common Stock specified in ATTACHMENT A to this Agreement, which will vest in Participant in accordance with the Vesting Schedule set forth on ATTACHMENT A to this Agreement. The Restricted Stock will continue to vest only for as long as Participant is an employee of Company, unless the Board or the Committee, in its sole discretion, agrees in writing otherwise. The Board or the Committee may, however, in its sole discretion, provide for the lapse of any of the vesting restrictions placed upon the Restricted Stock and may accelerate or waive any of such restrictions in whole or in part at any time, based upon performance and/or such other factors as the Board or the Committee may determine, in its sole discretion. Upon the vesting of any part of the Restricted Stock by virtue of the lapse of the Restricted Period, the Company will deliver a stock certificate covering the requisite number of shares to the Participant whereupon the Participant will be free to hold or dispose of such stock at will. The stock certificate(s) evidencing the shares covered by the Restricted Stock Award Agreement will be registered on the Company's books in the name of the Participant as of the date hereof. Physical possession or custody of such stock certificate(s) together with a stock power, endorsed in blank, relating thereto will be retained by the Company until such time as the shares of stock are fully vested. While in its possession, the Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificate(s) and referring to the terms and conditions (including forfeiture) approved by the Committee and applicable to the Restricted Stock.

        (b) Notwithstanding the other provisions of this Agreement or ATTACHMENT A, if Participant is terminated from employment with the Company without Cause, the Restricted Stock not yet vested under ATTACHMENT A will vest immediately.

        (c) Notwithstanding any other provision of this Agreement, in the event of Change of Control, the Restricted Stock not yet vested under ATTACHMENT A will vest immediately.

        (d) In the event that the total compensation paid to Participant as severance in the event of a Change of Control, taking into account all cash severance payments, shares of stock, accelerated vesting of stock options, and bonuses, if any (such payments being the "SEVERANCE PAYMENT"), is found to constitute "an excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), then Anchor Gaming will pay to Participant, in addition to the compensation paid as the Severance Payment, an additional amount (the "additional amount") which, after reduction for income taxes and excise taxes on the additional amount, is sufficient to provide for the payment of any excise tax that may be due by Participant on the Severance Payment.

    3. RESTRICTIONS ON TRANSFER. The Restricted Stock may not be sold or otherwise transferred until it is vested. Anchor Gaming is not obligated to recognize any purported sale or other transfer of the Option or any Restricted Stock in violation of this Section 3 and, unless it elects to do otherwise, may treat any such purported sale or transfer as null, void, and of no effect.

    4. RIGHTS TO BUY BACK RESTRICTED STOCK AND TO REQUIRE PAYBACK OF CERTAIN PROFITS.

        (a) If the Participant has engaged in any conduct prohibited by SECTION 5, Anchor Gaming will have (i) the right to buy back from Participant any shares of Restricted Stock then owned by Participant, at a purchase price equal to $5.00 per share plus the verified amount of any income taxes paid or payable on the grant or vesting of the Restricted Stock (adjusted to appropriately for any Stock Split, reverse Stock Split, merger, consolidation, or other similar change in the Common Stock), and (ii) the right to require Participant to pay back to Anchor Gaming in cash the Net Investment Proceeds with respect to any shares of Restricted Stock sold or otherwise transferred by Participant.

        (b) Whenever Anchor Gaming has a right to buy back shares of Restricted Stock or to require Participant to pay back to Anchor Gaming Participant's Net Investment Proceeds with respect to any shares of Restricted Stock under this SECTION 4, Anchor Gaming may exercise its right by notifying Participant or the subsequent holder of Anchor Gaming's election to exercise its right within the designated exercise period. In the case of a buyback under SECTION 4(A), the giving of such notice will give rise to an obligation on the part of Participant or the subsequent holder to tender to Anchor Gaming, within 10 days, any previously issued certificate representing shares of Restricted Stock to be bought back, duly endorsed in blank or having a duly executed stock power attached in proper form for transfer free and clear of any claim by any other person or entity. If any such certificate is not tendered within 10 days, Anchor Gaming may cancel any outstanding certificate representing shares to be bought back. Anchor Gaming is required to tender the purchase price for shares to be bought back under this SECTION 4 within 20 days of giving notice of its election to exercise its right to buy back shares. If the person from whom the shares are to be bought back has not complied with an obligation to return a certificate representing shares to be bought back, however, Anchor Gaming is not required to tender the purchase price until 20 days after the certificate is duly returned or 20 days after it cancels the certificate, whichever occurs first.

    5. COMPETITION AND NON-DISCLOSURE. Participant acknowledges that: (i) in the course and as a result of employment with the Company, Participant will obtain special training and knowledge and will come in contact with the Company's current and potential customers, which training, knowledge, and contacts would provide invaluable benefits to competitors of the Company;
(ii) the Company is continuously developing or receiving Confidential Information, and that during Participant's employment he or she will receive Confidential Information from the Company, its customers and suppliers and special training related to the Company's business methodologies; and
(iii) Participant's employment by Company creates a relationship of trust that extends to all Confidential Information that becomes known to Participant. Accordingly, and as a material inducement to Anchor Gaming to grant the Restricted Stock to Participant and other good and valuable consideration, Participant agrees that Anchor Gaming, as its sole remedy under this Agreement, will be entitled to terminate all vesting of the Restricted Stock and to exercise the rights specified in SECTION 4 if Participant does any of the following without the prior written consent of the Company:

        (a) while employed by the Company or within one year thereafter:

           (i) directly or indirectly engages in, owns or controls an interest in (except as to those investments held at the effective date of this agreement or as a passive investor in publicly held companies, i.e., Participant and Participant's spouse or lineal descendants do not own of record, or beneficially, an aggregate of more than two percent (2%) of any class of outstanding securities) or acts as an officer, director, or employee of, or consultant or adviser to, any firm, corporation, institution or entity, directly or indirectly in competition with or engaged in a business substantially similar to that of the Company in the United States or in any foreign country in which the Company during the term of the Participant's employment sold, marketed, provided or solicited to sell, market or provide products or services, including the development, manufacture, sale or marketing of products, services, devices, instruments, methods or techniques (or any related services or activities) similar to any products, services, devices, instruments, methods or techniques that the Company was engaged in the development of, manufacturing, selling, or marketing, or had under consideration to do the same (whether or not such products, devices, instruments, methods or techniques or the technology related thereto were obtained from Participant), during the term of the Participant's employment with the Company;

           (ii) solicits or performs services, as an employee, independent contractor, or otherwise, for any person or entity (including any affiliates or subsidiaries of that person or entity) that is or was a customer or prospect of the Company during the six months before Participant's employment with the Company ended if Participant solicited business from or performed services for that customer or prospect while employed by Company; or

          (iii) recruits, hires, or assist, directly or indirectly, anyone to recruit or hire anyone who was an employee of the Company within the six months before Participant's employment with the Company ended; or

    (b) discloses or uses any Confidential Information, except in connection with the good faith performance of Participant's duties as an employee; or fails to take reasonable precautions against the unauthorized disclosure or use of Confidential Information; fails, upon Anchor Gaming' request, to execute and comply with a third party's agreement to protect its confidential and proprietary information; solicits or induces the unauthorized disclosure or use of Confidential Information; or fails to return on Anchor Gaming's request any and all Confidential Information in the Participant's care, custody, or control.

    The existence of any claim or cause of action of Participant against the Company, whether predicated on this Agreement or otherwise, will not constitute a defense of the Company's enforcement of the covenants set forth in this
SECTION 5. The Participant hereby submits to the jurisdiction of the courts of the State of Nevada and federal courts therein for the purposes of any actions or proceedings instituted by the Company to obtain such injunctive relief. Participant further acknowledges and agrees that the obligations contained in
SECTION 5 of this Agreement are fair, do not unreasonably restrict Participant's further employment and business opportunities, and are commensurate with the compensation arrangements set out in this Agreement. The covenants contained in
SECTION 5 will each be construed as an Agreement independent of any other provision of this Agreement. Both parties intend to make the covenants of
SECTION 5 binding only to the extent that it may be lawfully done under existing applicable laws.

    If any court of competent jurisdiction finds any provision of this SECTION 5 to be unreasonable as to substantive scope, duration or geographic scope, then the Participant expressly agrees that, at Anchor's sole discretion, and in addition to any other remedies at law or equity that may be available to Anchor
Gaming: (i) such provision will be considered to be amended to provide the broadest scope of protection to the Company that such court would find reasonable and enforceable or (ii) Anchor Gaming may require that this Agreement be rescinded.

    This SECTION 5 of this Agreement will survive either termination of the employment relationship or termination of this Agreement for the full period set forth in this SECTION 5.

6. COMPLIANCE WITH SECURITIES LAWS. Participant agrees that neither Participant nor any successor in interest of Participant will sell or otherwise transfer any shares of Restricted Stock in any way that might result in a violation of any federal or state securities laws or regulations. Participant acknowledges and agrees that Anchor Gaming may require Participant or any subsequent holder of the any shares of Restricted Stock to provide Anchor Gaming, prior to any sale or other transfer, with such other representations, commitments, and opinions regarding compliance with applicable securities laws and regulations as Anchor Gaming may deem necessary or advisable. Anchor Gaming agrees to use its best efforts to cause a registration statement covering resales of the Restricted Stock to be filed with the Securities and Exchange Commission and to be effective, and to list the Restricted Stock on Nasdaq and any other securities exchange on which the common stock of Anchor Gaming is listed for trading.

7. STOCK CERTIFICATES; RIGHTS AS SHAREHOLDER. All certificates representing shares of Restricted Stock will bear such legends as the Board determines are necessary or appropriate. Such legends will be removed at vesting. Whether or not certificates representing shares of Restricted Stock have been issued or delivered, Participant will have all the rights of a shareholder of Restricted Stock, including voting, dividend and distribution rights, with respect to shares of Restricted Stock owned by Participant.

8. INCOME TAX WITHHOLDING. Participant will, upon request by the Company, reimburse the Company for, or the Company may withhold from sums or property otherwise due or payable to Participant, any amounts the Company is required to remit to applicable taxing authorities as income tax withholding with respect to any Restricted Stock. If Participant fails to reimburse the Company for any such amount when requested, the Company has the right to recover that amount by selling or canceling sufficient shares of any Restricted Stock held by Participant.

9. COMPLIANCE WITH PLANS. Participant acknowledges receipt of a copy of the 2000 Plan Plan and further acknowledges that this Agreement is entered into, and the Option is granted, pursuant to the 2000 Plan. If the provisions of the 2000 Plan are inconsistent with the provisions of this Agreement, the provisions of the 2000 Plan supersedes the provisions of this Agreement.

10. NOTICES. Any notice to Anchor Gaming or the Company that is required or permitted by this Agreement will be addressed to the attention of the Secretary of Anchor Gaming at its principal office. Any notice to Participant that is required or permitted by this Agreement will be addressed to Participant at the most recent address for Participant reflected in the appropriate records of the Company. Either party may at any time change its address for notification purposes by giving the other written notice of the new address and the date upon which it will become effective. Whenever this Agreement requires or permits any notice from one party to another, the notice must be in writing to be effective and, if mailed, will be deemed to have been given on the third business day after the same is enclosed in an envelope, addressed to the party to be notified at the appropriate address, properly stamped, sealed, and deposited in the United States mail, and, if mailed to the Company, by certified mail, return receipt requested.

11. REMEDIES. Anchor Gaming is entitled, in addition to any other remedies it may have at law or in equity, to temporary and permanent injunctive and other equitable relief to enforce the provisions of this Agreement. Any action to enforce the provisions of, or relating to, this Agreement may be brought in the state or federal courts having jurisdiction in the State of Nevada. By signing this Agreement, Participant consents to the personal jurisdiction of such courts in any such action.

12. ASSIGNMENT. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors, and assigns. However, Participant does not have the power or right to assign this Agreement without the prior written consent of Anchor Gaming.

13. ATTORNEYS' FEES. If any legal proceeding is brought to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

14. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable for any reason, the validity and enforceability of all other provisions of this Agreement will not be affected.

15. HEADINGS. The section headings used herein are for reference and convenience only and do not affect the interpretation of this Agreement.

16. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CHOICE OF LAW RULES IN SUCH LAW OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

17. ENTIRE AGREEMENT. This Agreement, together with the 2000 Plan and any procedure adopted by the Board or the Committee under the Plan, constitutes the entire agreement between the parties with respect to its subject matter and may be waived or modified only in writing.

    IN WITNESS WHEREOF, and intending to be legally bound hereby, Participant and a duly-authorized representative of Anchor Gaming have executed this Agreement as of the date first above written.

PARTICIPANT                                 ANCHOR GAMING

                                            By:
-----------------------------------------           -----------------------------------------
Signature

                                            Title:
-----------------------------------------           -----------------------------------------
Printed Name

                               CONSENT OF SPOUSE

    As the spouse of Participant, I consent to be bound by this Stock Option Agreement and agree that this consent will be binding on my interest under this Agreement and on my heirs, legatees, and assigns.

                                               --------------------------------------------
                                               Signature

                                               --------------------------------------------
                                               Printed Name

                           RESTRICTED STOCK AGREEMENT

1.  Shares of Restricted Stock granted:

2.  Vesting Schedule:

    Conditioned on stockholder approval of the 2000 Plan and closing of the transactions contemplated by the Stock Purchase Agreement dated as of September 24, 2000 between Anchor Gaming and the Fulton Parties named therein, twenty percent (20%) of the shares of Restricted Stock granted specified in Item 1 above will Vest on approval of the 2000 Plan by the stockholders of Anchor Gaming. Thereafter, beginning on March 31, 2001, 5% of the number of shares of Restricted Stock granted specified in Item 1 above will Vest, and 5% will vest on each subsequent June 30, September 30, December 31 and March 31 until all Options have vested.

                                                                       EXHIBIT D

                                 ANCHOR GAMING
                           2000 STOCK INCENTIVE PLAN

1.  ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

    1.1 ESTABLISHMENT. This Anchor Gaming 2000 Stock Incentive Plan (the "Plan") is hereby established effective as of September 24, 2000, 2000. The Company previously established the Anchor Gaming 1995 Employee Stock Option Plan ("1995 Plan"); the 1995 Plan shall remain in effect solely with respect to any options outstanding hereunder as of the effective date of this Plan.

    1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company.

    1.3 TERM OF PLAN. The Plan will continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options and Restricted Stock granted under the Plan have lapsed. However, any Incentive Stock Options must be granted within ten years after the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

2.  DEFINITIONS AND CONSTRUCTION.

    2.1 DEFINITIONS. Whenever used herein, the following terms will have their respective meanings set forth below:

        (a) "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

        (b) "Cause" means that the Board reasonably finds that any one or more of the following events has occurred: (i) performance by Participant of illegal or fraudulent acts, criminal conduct, or willful misconduct relating to the activities of the Company, including, without limit, violation by Participant of any material gaming laws or regulations, which violation materially and adversely affects the ability of Participant to perform his duties to the Company or may subject the Company to liability;
    (ii) conviction of, or nolo contendere plea by Participant to, any criminal acts involving moral turpitude having a material adverse effect upon the Company, including, without limitation, upon its profitability, reputation, or goodwill; (iii) willful and material disregard of any reasonable directive(s) from the Board that are not inconsistent with the terms of any contract with the Company to which Participant is party, PROVIDED that the Board will provide Participant with written notice that such event has occurred ("NOTICE OF DISREGARD") and will further allow Participant 30 days in which to cure such disregard, and PROVIDED FURTHER that the Board will provide an opportunity for Participant to be heard if there is no cure within 30 days of the Notice of Disregard; (iv) breach of fiduciary duty, PROVIDED that the Board will provide Participant with written notice that such event has occurred ("NOTICE OF BREACH OF FIDUCIARY DUTY") and will further allow Participant 30 days in which to cure such breach of fiduciary duty, and PROVIDED FURTHER that the Board will allow an opportunity for Participant to be heard if there is no cure within 30 days of the Notice of Breach of Fiduciary Duty; (v) material violation, not cured in a reasonable time after notice from the Company, by Participant of any of the covenants and agreements contained in any agreement with the Company to which Participant is party; (vi) failure or inability of Participant to obtain or maintain required gaming licenses or approvals.

        (c) "Change of Control" means the occurrence of any of the following events, as a result of one transaction or a series of transactions: (i) any "person" (as that term is used in Sections 13(d) and

    14(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), but excluding the Company, its affiliates, and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
    Act), directly or indirectly, of securities of the Anchor Gaming representing more than 50% of the combined voting power of the Anchor Gaming's then outstanding securities; (ii) individuals who constitute a majority of the Board of Directors of the Company immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election; (iii) Anchor Gaming is combined (by merger, share exchange, consolidation, or otherwise) with another entity and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting entity are owned in the aggregate by the former shareholders of Anchor Gaming; (iv) the Company sells, leases, or otherwise transfers all or a majority of all of its properties, assets or income or revenue generating capacity to another person or entity; (v) a dissolution or liquidation of Anchor Gaming or; (vi) any other transaction or series of transactions is consummated that results in a required disclosure under Item 1 of Form 8-K or successor form.

        (d) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

        (e) "Committee" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as may be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee will have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. The Committee may appoint a subcommittee of two or more outside directors as defined for purposes of
    Section 162(m)(4)(C) of the Code (the "Outside Directors Committee"). The Outside Directors Committee, if appointed, will have the exclusive authority to approve grants under the Plan to the chief executive officer of the Company and to other executive officers whose compensation may otherwise exceed the deduction limit of Section 162(m) of the Code. Grants approved by the Outside Directors Committee will be subject to ratification by the Committee as a whole or by the Board if the appointment of the Committee so provides.

        (f) "Company" means Anchor Gaming, a Nevada corporation, or any successor corporation thereto.

        (g) "Consultant" means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

        (h) "Director" means a member of the Board or of the board of directors of any other Participating Company.

        (i) "Disability" means any medically determinable physical or mental impairment that, in the opinion of the Board, based upon medical reports and other evidence satisfactory to the Board, can reasonably be expected to prevent a Participant from performing substantially all of the Participant's customary duties of employment for a continuous period of not less than 12 months so as to be disabled within the meaning of Section 22(e)(3) of the Code.

        (j) "Employee" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; PROVIDED, HOWEVER, that neither service as a Director nor payment of a director's fee will be sufficient to constitute employment for purposes of the Plan.

        (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (l) "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

           (i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock will be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in THE WALL STREET JOURNAL or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value will be established will be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as may be determined by the Board, in its discretion.

           (ii) If, on such date, there is no public market for the Stock, the Fair Market Value of a share of Stock will be as determined by the Board in good faith without regard to any restriction other than a restriction that, by its terms, will never lapse.

        (m) "Incentive Stock Option" means an Option designated in the Option Agreement as an incentive stock option within the meaning of Section 422(b) of the Code.

        (n) "Insider" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

        (o) "Nonstatutory Stock Option" means an Option designated in the Option Agreement as not an Incentive Stock Option.

        (p) "Non-Exempt Employee" means an Employee who is not exempt from the overtime pay provisions of the Fair Labor Standards Act of 1938, as amended.

        (q) "Option" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

        (r) "Option Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Option granted to the Participant and any shares of Stock acquired upon the exercise thereof.

        (s) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

        (t) "Participant" means any person who receives an Option or Restricted Stock pursuant to the Plan.

        (u) "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation.

        (v) "Participating Company Group" means, at any point in time, all corporations collectively that are then Participating Companies.

        (w) "Restricted Stock" means Stock awarded to a Participant pursuant to
    Section 8 of the Plan.

        (x) "Restricted Stock Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Restricted Stock granted to the Participant.

        (y) "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

        (z) "Securities Act" means the Securities Act of 1933, as amended.

       (aa) "Service" means a Participant's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Participant's Service may not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service with the Participating Company Group may not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; PROVIDED, HOWEVER, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant's Service will be deemed to have terminated unless the Participant's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence may not be treated as Service for purposes of determining vesting under the Participant's Option Agreement. The Participant's Service will be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, will determine whether the Participant's Service has terminated and the effective date of such termination.

       (bb) "Stock" means the common stock of the Company, $.01 par value per share, as adjusted from time to time in accordance with Section 4.2.

       (cc) "Stock Appreciation Right" means a right granted to the holder of a Nonstatutory Stock Option pursuant to Section 7 of the Plan.

       (dd) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

       (ee) "Ten Percent Owner Optionee" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

    2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and do not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular includes the plural and the plural includes the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.  ADMINISTRATION.

    3.1 ADMINISTRATION BY THE BOARD. The Plan will be administered by the Board. All questions of interpretation of the Plan or of any Option or Restricted Stock will be determined by the Board, and such determinations will be final and binding upon all persons having an interest in such Option or Restricted Stock under the Plan.

    3.2 AUTHORITY OF OFFICERS. Any officer of a Participating Company has the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

    3.3 ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan must be administered in compliance with the requirements, if any, of Rule 16b-3.

    3.4 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board will have the full and final power and authority, in its discretion:

        (a) to determine the persons to whom, and the time or times when, Options or Restricted Stock will be granted and the number of shares of Stock to be subject to each Option and each Restricted Stock grant;

        (b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

        (c) to determine the Fair Market Value of shares of Stock or other property;

        (d) to determine the terms, conditions and restrictions applicable to each grant of Restricted Stock, each Option (which need not be identical) and any shares acquired upon the exercise of the Option, including, without limitation, (i) the exercise price of the Option, (ii) whether Stock Appreciation Rights are granted to a holder of a Nonstatutory Stock Option,
    (iii) the method of payment for shares purchased upon the exercise of the Option, (iv) the method for satisfaction of any tax withholding obligation arising in connection with the grant of the Restricted Stock, the grant of the Option or upon exercise of the Option, including by the withholding or delivery of shares of Stock, (v) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon exercise thereof, (vi) the time of the expiration of the Option, (vii) the vesting of the Restricted Stock, (viii) the effect of the Participant's termination of Service with the Participating Company Group on any of the foregoing, and (ix) all other terms, conditions and restrictions applicable to the Option, shares purchased upon exercise of the Option, or the Restricted Stock, not inconsistent with the terms of the Plan;

        (e) to approve one or more forms of Option Agreement and Restricted Stock Agreement;

        (f) to amend, modify, extend, cancel, renew, reprice or otherwise adjust the exercise price of, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option, any shares acquired upon the exercise thereof, or any Restricted Stock;

        (g) to accelerate, continue, extend or defer the exercisability of any Option, the vesting of any shares acquired upon the exercise thereof or the vesting of any Restricted Stock, including with respect to the period following a Participant's termination of Service with the Participating Company Group;

        (h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan; and

        (i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Option Agreement or any Restricted Stock Agreement and to make all other determinations and take such other actions with respect to the Plan, any Option Agreement or any Restricted Stock Agreement as the Board may deem advisable to the extent consistent with the Plan and applicable law.

    Notwithstanding the forgoing, the Board may take no action to impair the rights of any Participant under outstanding Option Agreements or Restricted Stock Agreements without the consent of the Participant affected thereby.

4.  SHARES SUBJECT TO PLAN.

    4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan is 650,000 shares, consisting of authorized but unissued or reacquired shares of Stock or any combination thereof. All of such shares of Stock may, but need not, be issued pursuant to the exercise of Incentive Stock Options. If an outstanding Option for any reason expires or is terminated or canceled, or if shares of Stock are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, such shares of Stock will again be available for issuance under the Plan. Notwithstanding the foregoing, subject to adjustment pursuant to
Section 4.2 no additional shares may be subject to Options or Stock Appreciation Rights that are intended to be "performance-based compensation," as that term is used in Section 162(m)(4)(C) of the Code, granted to any one Participant in any fiscal year; solely for purposes of this limitation, Options or Stock Appreciation Rights that are cancelled continue to count against the limit, and Options or Stock Appreciation Rights that are repriced are treated as if they had been cancelled and new grants made.

    4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, Stock Split, reverse Stock Split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares subject to the Plan and to any outstanding Options or Stock Appreciation Rights and in the exercise price per share of any outstanding Options or Stock Appreciation Rights. If a majority of the shares that are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Options or Stock Appreciation Rights to provide that such Options or Stock Appreciation Rights are exercisable for or with respect to New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options will be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 will be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 will be final, binding and conclusive.

5.  ELIGIBILITY AND LIMITATIONS.

    5.1 PERSONS ELIGIBLE FOR OPTIONS AND RESTRICTED STOCK. Options and Restricted Stock may be granted to Employees, Consultants and Directors selected by the Board, in its discretion. For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" includes prospective Employees, prospective Consultants and prospective Directors to whom Options are granted in connection with written offers of an employment or other service relationships with the Participating Company Group. Eligible persons may be granted more than one Option and may receive more than one grant of Restricted Stock.

    5.2 GRANT RESTRICTIONS. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee will be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with
Section 6.1.

    Options or Stock Appreciation Rights (but not Restricted Stock) may be granted under this Plan to Employees who are Non-Exempt Employees. Options or Stock Appreciation Rights granted to a Non-Exempt Employee must comply with the exercise price and exercise period restrictions set forth in Sections 6.1 and
6.2 below, and other provisions of the "Worker Economic Opportunity Act" of 2000, P.L. 106-202, or other provisions of law, sufficiently to insure that such Options, and any profits, gains or income resulting from such Options, are excluded from such Non-Exempt Employee's overtime pay calculations.

    5.3 FAIR MARKET VALUE LIMITATION. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having a Fair Market Value greater than $100,000, the portions of such options that exceed such amount will be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of stock will be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation will be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant will be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion will be issued upon the exercise of the Option.

6.  TERMS AND CONDITIONS OF OPTIONS.

    Options will be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board may from time to time establish. No Option or purported Option will be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and will comply with and be subject to the following terms and conditions:

    6.1 EXERCISE PRICE. The exercise price for each Option will be established in the discretion of the Board; PROVIDED, HOWEVER, that (a) the exercise price per share for an Incentive Stock Option must be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option granted to a Non-Exempt Employee must be not less than 85% of the Fair Market Value of a share of Stock on the effective date of grant of the Option, (c) no Incentive Stock Option granted to a Ten Percent Owner Optionee may have an exercise price per share less than 110% of the Fair Market Value of a share of Stock on the effective date of grant of the Incentive Stock Option, and (d) the exercise price per share for any Option that is intended to be performance-based compensation under
Section 162(m)(4)(C) of the Code must be not less than the Fair Market Value of a share of stock as of the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

    6.2 EXERCISE PERIOD. Options may be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as may be determined by the Board and set forth in the Option Agreement evidencing such Option; PROVIDED, HOWEVER, that (a) no Incentive Stock Option may be exercisable after the expiration of 10 years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee may be exercisable after the expiration of five years after the effective date of grant of such Option, (c) no Option granted to a Non-Exempt Employee may be exercisable less than six months after the effective date of the grant of such Option, except in the case of death, Disability, retirement or Change of Control, and (d) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder will have a term of 10 years from the effective date of grant of the Option.

    6.3  PAYMENT OF EXERCISE PRICE.

        (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option may be made

    (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) with the Board's consent, by the Participant's promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options that do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or that otherwise restrict one or more forms of consideration.

        (b)  LIMITATIONS ON FORMS OF CONSIDERATION.

           (i) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six months or were not acquired, directly or indirectly, from the Company.

           (ii) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

          (iii) PAYMENT BY PROMISSORY NOTE. No promissory note will be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note will be on such terms as the Board may determine at the time the Option is granted. The Board will have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note must comply with such applicable regulations, and the Participant must pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

    6.4 TAX WITHHOLDING. The Company has the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company has the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Company has no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

    6.5 EARLY EXERCISE. Any Option may, but need not, include a provision whereby the Participant may elect, at any time while an Employee, Director or Consultant, to exercise such Option as to any part or all of the shares of Stock subject to such Option prior to the time the Option would otherwise be exercisable. Any shares of Stock so purchased will be subject to a repurchase right in favor of the Company described in Section 6.6, upon refund of the exercise price paid by the Participant, and may be subject to further restrictions set forth in the pertinent Option Agreement or an agreement with respect to early exercise.

    6.6 REPURCHASE RIGHTS. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Option is granted. The Company has the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant must execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and must promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

7.  STOCK APPRECIATION RIGHTS.

    Stock Appreciation Rights may be granted in conjunction with the grant of any Nonstatutory Stock Option and will be subject to such terms and conditions consistent with the Plan as the Board may impose from time to time, including the following:

        (a) A Stock Appreciation Right may be granted with respect to an Option at the time of its grant or at any time thereafter up to six months prior to its expiration.

        (b) Stock Appreciation Rights will permit the holder to surrender any related Option or portion thereof that is then exercisable and elect to receive in exchange therefor cash in an amount equal to:

           (i) The excess of the Fair Market Value of one share of Stock on the date of such election over the exercise price, multiplied by

           (ii) The number of shares issuable upon exercise of such Option or portion thereof that is so surrendered.

        (c) The Board may satisfy a Participant's right to receive the amount of cash determined under paragraph (b) above in whole or in part by delivering shares of Stock equal in value to such amount as of the date of the Participant's election.

        (d) In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance under the Plan will be reduced by the number of shares covered by the Option or portion thereof surrendered.

8.  RESTRICTED STOCK.

    The Board shall determine the number of shares of Stock to be granted to particular Employees, Consultants and Directors as Restricted Stock from time to time under the Plan. The Board in its discretion may award shares of Restricted Stock under the Plan without requiring the payment of cash consideration for such shares by the Participant. Restricted Stock shall be non-transferable and subject to forfeiture under such terms and conditions as the Board prescribes in the pertinent Restricted Stock Agreement, and may, without limitation, be subject to repurchase rights pursuant to Section 6.6 above. Share certificates issued for Restricted Stock shall be legended appropriately.

9.  STANDARD FORMS OF AGREEMENTS.

    9.1 GENERAL. Unless otherwise provided by the Board at the time an Option or Restricted Stock is granted, the Option or Restricted Stock must comply with and be subject to the terms and conditions set forth in the appropriate standard form of Option Agreement or Restricted Stock Agreement, as the case may be, adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

    9.2 AUTHORITY TO VARY TERMS. The Board has the authority from time to time to vary the terms of any of the standard forms of Option Agreement and Restricted Stock Agreement described in this Section 9 either in connection with the grant or amendment of an individual Option or the grant of Restricted Stock or in connection with the authorization of a new standard form or forms; PROVIDED, HOWEVER, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement and Restricted Stock Agreement are not inconsistent with the terms of the Plan.

10. EFFECT OF TERMINATION OF SERVICE.

    10.1 DISABILITY. Subject to earlier termination of an Option as otherwise provided herein, after a Participant's Service with the Participating Company Group is terminated because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of one year (or such longer period of time as determined by the Board, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Option Agreement evidencing such Option (the "Option Expiration Date"). Restricted Stock issued to a Participant will continue to vest for six months after the date of the Participant's Disability. The date of Disability of a Participant will be determined by the Board.

    10.2 DEATH. Subject to earlier termination of an Option as otherwise provided herein, after a Participant's Service with the Participating Company Group is terminated because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquires the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of one year (or such longer period of time as determined by the Board, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. Restricted Stock issued to a Participant will continue to vest for six months after the date of the Participant's death. The Participant's Service will be deemed to have terminated on account of death if the Participant dies within 30 days (or such longer period of time as determined by the Board, in its discretion) after the Participant's termination of Service.

    10.3 CAUSE. Subject to earlier termination of an Option as otherwise provided herein, if a Participant's Service with the Participating Company Group is terminated for Cause, or grounds for termination for Cause existed as of the date the Participant's Service terminated, his Options will expire, and will immediately cease to be exercisable with respect to any unexercised and exercisable portion; and any Restricted Stock held by such Participant with respect to which all restrictions have not lapsed will be forfeited immediately. A Participant's Option Agreement or Restricted Stock Agreement may prescribe additional consequences of termination for cause.

    10.4 CHANGE OF CONTROL. Subject to earlier termination of an Option as otherwise provided herein, and subject to Section 17 below, upon a Change of Control, each outstanding Option will automatically become fully exercisable and each outstanding share of Restricted Stock will automatically become fully vested. Notwithstanding the foregoing, (i) shares acquired upon exercise of an Option prior to the Change of Control and any consideration received pursuant to the Change of Control with respect to such shares will continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement, and (ii) shares of Restricted Stock granted prior to the Change of Control and any consideration received pursuant to the Change of Control with respect to such shares will continue to be subject to all applicable provisions of the Restricted Stock Agreement except as otherwise provided in such Restricted Stock Agreement. The Participant's Option Agreement may, in the Board's discretion, contain additional provisions applicable in the event of a Change of Control.

    10.5 OTHER TERMINATION OF SERVICE. If the Participant's Service with the Participating Company Group terminates for any reason, except Disability, death or Cause, an Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant's Service terminated, may be exercised by the Participant within one year (or such longer period of time as determined by the Board, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. An Incentive Stock Option, if the pertinent Option Agreement so provides, may permit exercise more than three months after the Participant ceases to be an Employee for reasons other than death, Disability, or Cause, but in such event the Option shall be treated as a Nonstatutory Stock Option. Any Restricted Stock held by such Participant with respect to which all restrictions have not lapsed will be forfeited immediately.

    10.6 EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in this Section 10 is prevented by the provisions of Section 13 below, the Option will remain exercisable until 30 days (or such longer period of time as determined by the Board, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

    10.7 EXTENSION IF PARTICIPANT SUBJECT TO SECTION 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in this
Section 10 of shares acquired upon the exercise of the Option would subject the Participant to liability under Section 16(b) of the Exchange Act, the Option will remain exercisable until the earliest to occur of (i) the 10th day following the date on which a sale of such shares by the Participant would no longer be subject to such liability, (ii) the 190th day after the Participant's termination of Service, or (iii) the Option Expiration Date.

11. PROVISION OF INFORMATION.

    [RESERVED]

12. TRANSFERABILITY.

    During the lifetime of the Participant, an Incentive Stock Option will be exercisable only by the Participant or the Participant's guardian or legal representative. No Incentive Stock Option may be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Participants may transfer Nonstatutory Stock Options only as provided by the Board. Unless the Company otherwise agrees in writing, shares of Stock acquired hereunder may not be sold, or otherwise transferred, other than by will or under the laws of descent and distribution upon the Participant's death, until and unless (i) any holding period or other restriction on such a sale or other transfer has expired, and (ii) the Company has waived in writing any right to buy back such shares that it may have under the applicable Option Agreement or Restricted Stock Agreement. As a condition to the transfer of the shares of Stock issued under the Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws. The Board may impose such additional restrictions on the ownership and transfer of shares of Stock issued pursuant to the Plan as it deems desirable; any such restrictions must be set forth in any Option Agreement or Restricted Stock Agreement entered into hereunder. Further, the Company is authorized to refrain from delivering or transferring shares of Stock issued under the Plan until the Board has determined that the Participant has tendered to the Company any federal, state or local tax owed by the Participant as a result of exercising the Option, receiving a grant of Restricted Stock or disposing of any Stock, when the

Company has a legal liability to satisfy such tax. The Company will not be liable to any party for damages due to a delay in the delivery or issuance of any stock certificate for any reason whatsoever.

13. COMPLIANCE WITH SECURITIES LAW.

    The grant of Options, the issuance of shares of Stock upon exercise of Options and the grant of Restricted Stock will be subject to compliance with all applicable requirements of federal and state law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act will at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority will not have been obtained. As a condition to the exercise of any Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

14. LIABILITY OF COMPANY.

    No Participating Company nor any of the directors, officers or employees of any Participating Company will be liable to any Participant or other person
(a) if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Option granted hereunder does not qualify for tax treatment as an Incentive Stock Option under Section 422 of the Code, or (b) for refusing to sell or issue any shares covered by any Option or for refusing to issue Restricted Stock if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to sell or issue such shares in compliance with all applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Stock is then listed or traded; provided that an Option Agreement or Restricted Stock Agreement may require the Company to register Stock under applicable securities laws. In addition, the Company will have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Stock covered by any Option or Restricted Stock.

15. INDEMNIFICATION.

    In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated will be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. Such indemnification shall apply regardless of whether the indemnified person has been solely or contributorily negligent or otherwise at fault, except in relation to matters as to which it is adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties. Within 60 days after the institution of such action, suit or proceeding, such person must offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

16. TERMINATION OR AMENDMENT OF PLAN.

    The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's stockholders, there may be (a) no increase in the maximum aggregate number of shares of Stock that may be issued pursuant to Incentive Stock Options under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) no change in the material provisions regarding performance-based compensation pursuant to Section 162(m)(4)(C) of the Code, and
(d) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule, including applicable stock exchange listing requirements. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option, or any unexercised portion thereof, or Restricted Stock without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

17. EXCESS PARACHUTE PAYMENTS.

        (a) For purposes of the Plan, the term "Excess Parachute Payment" means any payment or any portion thereof that would be an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, and would result in the imposition of an excise tax under Section 4999 of the Code, on the advice of tax counsel selected by the Company ("Tax Counsel").

        (b) In no event will any Participant be entitled to any right or any amount that would be an Excess Parachute Payment except as the Board specifically provides in individual Stock Option Agreements or Restricted Stock Agreements. In the event the Board determines that an Excess Parachute Payment would result, then, at the option of the Board as set forth in the pertinent individual agreement, payments to the Participant may be reduced, a "Gross Up" payment (as defined below) may be made to the Participant, or such other action as the Board may consider equitable and in the best interests of the Company may be taken. If (i) it is established pursuant to a final determination of a court or an Internal Revenue Service administrative appeals proceeding that, notwithstanding the good faith of the Participant and the Company in reducing the amount of the payment to avoid excise tax under Section 4999 of the Code, a payment (or portion thereof) made is an Excess Parachute Payment or (ii) the Participant's agreement permits Excess Parachute Payments to be made, then, the Company will pay to the Participant an additional amount in cash (a "Gross-Up Payment") equal to the amount necessary to cause the amount of the aggregate after-tax compensation and benefits received by the Participant hereunder (after payment of the excise tax under Section 4999 of the Code with respect to any Excess Parachute Payment, and any state and federal income taxes with respect to the Gross-Up Payment) to be equal to the aggregate after-tax compensation and benefits such Participant would have received as if Sections 280G and 4999 of the Code had not been enacted.

        (c) Subject to the provisions of Section 17(a) of the Plan, the amount of any Gross-Up Payment and the assumptions to be utilized in arriving at such amount, will be determined by a nationally recognized certified public accounting firm designated by the Company (the "Accounting Firm"). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 17(c), will be paid by the Company to the Participant within five days after the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm will be binding upon the Company and the Participant.

        (d) The Participant must notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Company of a Gross-Up Payment. Such notification must be given no later than ten business days after the Participant is informed in writing of such claim and must apprise the Company of the nature of the claim and the date of requested payment. The Participant will not pay the claim prior to the expiration of the thirty day period following the date on which it gives notice to the Company. If the Company notifies the Participant in writing prior to the expiration of the period that it desires to contest such claim, the Participant must:

           (i) give the Company any information reasonably requested by the Company relating to such claim;

           (ii) take such action in connection with contesting such claim as the Company may reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Participant;

          (iii) cooperate with the Company in good faith in order to effectively contest such claim; and

           (iv) permit the Company to participate in any proceedings relating to such claim.

    Without limitation on the foregoing provisions of this Section, the Company will control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administration tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company may determine; PROVIDED, HOWEVER, that the Company will bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and will indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of the contest; PROVIDED, FURTHER, that if the Company directs the Participant to pay any claim and sue for a refund, the Company will advance the amount of the payment to the Participant, on an interest-free basis, and will indemnify and hold Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance.

        (e) In the event that the Company exhausts its remedies pursuant to
    Section 17(d) and the Participant thereafter is required to make a payment of any Excaise Tax, the Accounting Firm will determine the amount of the Gross-Up Payment required and the Company will promptly pay such payment to or for the benefit of the Participant.

        (f) If, after the receipt of the Participant of an amount advanced by the Company pursuant to Section 17(d), the Participant becomes entitled to receive any refund with respect to such claim, the Participant will promptly after receiving such refund pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 17(d), a determination is made that the Participant is not entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

18. SEVERABILITY OF PROVISIONS.

    If any provision of the Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision will be fully severable, and the Plan will be construed and enforced as if an enforceable provision, accomplishing the intent of the severed provision as nearly as practicable, had been inserted herein in lieu of the severed provision.

19. STOCKHOLDER APPROVAL.

    The Plan or any increase in the maximum aggregate number of shares of Stock issuable thereunder as provided in Section 4.1 (the "Authorized Shares") must be approved by the stockholders of the Company within 12 months after the date of adoption thereof by the Board. Options granted prior to stockholder approval of the Plan or in excess of the Authorized Shares previously approved by the stockholders may become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Authorized Shares, as the case may be. Options granted to executive officers that are designated as performance based under Section 162(m) of the Code must be contingent on stockholder approval of the material terms of the Plan to the extent required under
Section 162(m) of the Code.

    IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing 2000 Stock Incentive Plan was duly adopted by the Board on September 24, 2000.

                                          --------------------------------------
                                          Secretary

                                 ANCHOR GAMING

        BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    AT 10:00 A.M., FRIDAY, DECEMBER 15, 2000
                            815 PILOT ROAD, SUITE G
                            LAS VEGAS, NEVADA 89119

     The undersigned stockholder of Anchor Gaming (the "Company") hereby revokes any proxy or proxies previoulsy granted and appoints Thomas J. Matthews and Geoffrey A. Sage or either of them, as proxies, each with full powers of substitution and resubstitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournments thereof:





       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                      Please mark
                                                      your votes as    /X/
                                                      indicated in
                                                      this example




                            FOR all nominees listed        WITHHOLD AUTHORITY
                            below (except as provided   to vote for all nominees
                             to the contrary below)              below

1. Election of Directors.             / /                        / /

Stuart D. Beath, Richard R. Burt, Glen J. Hettinger, Thomas J. Matthews and Joseph Murphy.

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.)


                                                     FOR      AGAINST    ABSTAIN

2. Approval of the Company's 2000 Stock Incentive    / /        / /        / /
   Plan and Stock Option and Restricted Stock
   Grants to Directors and Executive Officers.


3. On any other business that may properly come before the meeting.



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1) THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (2). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT
IS EXERCISED.

RECEIPT HEREWITH OF THE COMPANY'S ANNUAL REPORT AND NOTICE OF MEETING AND PROXY STATEMENT, DATED NOVEMBER 22, 2000, IS HEREBY ACKNOWLEDGED.

PLEASE SIGN, DATE AND MAIL TODAY.


(Signature of Stockholder(s))____________________________ Dated___________, 2000
(Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)


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